UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The New York Times Company
Notice of 2020 Annual Meeting and Proxy Statement

5m

We now have more than 5 million total subscriptions.

3.4 million+ digital news subscriptions
300,000+ Cooking subscriptions
600,000+ Crossword subscriptions
850,000+ print subscriptions

"Independent journalism is the foundation of everything we do as a company. It's the heart of our mission to seek the truth and help people understand the world. It's the core of our business strategy to make journalism so good that it's worth paying for. But it's more than that. It's the foundation of our democracy, and it's the reason all of us are here, working so hard to support an informed and engaged public."
– A. G. Sulzberger, Publisher

1m

Over 1 million net digital-only subscriptions were added in 2019.

$800m

We passed our goal of doubling annual digital revenue a year ahead of schedule.

620 Eighth Avenue New York, NY 10018 tel 212-556-1234
Invitation to 2020 Annual Meeting of Stockholders

DATE:	Wednesday, April 22, 2020
TIME:	9:00 a.m.
PLACE:	The New York Times Building
620 Eighth Avenue, 15th Floor, New York, NY 10018

March 13, 2020
Dear Fellow Stockholder:
Please join me at our Annual Meeting on Wednesday, April 22, 2020, which will be held at 9:00 a.m. on the 15th floor of the Company’s headquarters building. At the meeting, you will be asked to vote on the election of the Board of Directors, the adoption of a new incentive compensation plan and the ratification of the selection of auditors. In addition, our Class B stockholders will be asked to vote on an advisory resolution on executive compensation.
You will have an opportunity at the meeting to ask questions and express your views to the senior management of the Company. Members of the Board of Directors will also be present.
We are furnishing our proxy materials to stockholders primarily electronically. On or about March 13, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing you that the Proxy Statement, the 2019 Annual Report and voting instructions are available online. As more fully described in that Notice, stockholders also may request paper copies of the proxy materials.
As part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct our meeting, we will announce this decision in advance, and details will be posted on our website and filed with the SEC.
Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares (i) electronically, (ii) by phone or (iii) by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.
I hope to see you on April 22nd.
ARTHUR SULZBERGER, JR.
Chairman of the Board

620 Eighth Avenue New York, NY 10018 tel 212-556-1234
Notice of Annual Meeting of Stockholders
To be held Wednesday, April 22, 2020
To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 9:00 a.m., local time, on Wednesday, April 22, 2020, at The New York Times Building, 620 Eighth Avenue, 15th Floor, New York, NY 10018, for the following purposes:

1.	To elect a Board of 12 members;

2.	To act upon a proposal to adopt The New York Times Company 2020 Incentive Compensation Plan;

3.	To hold an advisory vote to approve executive compensation;

4.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 27, 2020; and

5.	To transact such other business as may properly come before the meeting.
Holders of the Class A and Class B common stock as of the close of business on February 26, 2020, are entitled to notice of, and to attend, this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 12 directors. Class B stockholders are entitled to vote for the election of eight of the 12 directors and on the advisory resolution to approve executive compensation. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposals to adopt The New York Times Company 2020 Incentive Compensation Plan and to ratify the selection of Ernst & Young LLP as auditors for the 2020 fiscal year. Class B stockholders are entitled to vote on any other matters presented at the meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote as promptly as possible using the internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and returning by mail the proxy card you receive in response to your request.

New York, NY
March 13, 2020
By Order of the Board of Directors
DIANE BRAYTON
Executive Vice President, General Counsel and Secretary

Proxy Statement Summary

This summary highlights certain information contained in this proxy statement. You should read the entire proxy statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS

Date:	April 22, 2020
Time:	9:00 a.m.
Location:	The New York Times Building 620 Eighth Avenue, 15th Floor New York, NY 10018
VOTING MATTERS

Proposal		Board Recommendation	More Information
1. Election of Board of Directors of the Company		For	p. 14
Class A stockholders	Class B stockholders
Robert E. Denham Rachel Glaser John W. Rogers, Jr. Rebecca Van Dyck	Amanpal S. Bhutani Hays N. Golden Brian P. McAndrews David Perpich A.G. Sulzberger Arthur Sulzberger, Jr. Mark Thompson Doreen Toben
2. Adoption of The New York Times Company 2020 Incentive Compensation Plan (Class A and B stockholders)		For	p.63
3. Advisory vote to approve executive compensation (Class B stockholders)		For	p.73
4. Ratification of selection of Ernst & Young LLP as auditors for fiscal year ending December 27, 2020 (Class A and B stockholders)		For	p.74
CORPORATE GOVERNANCE HIGHLIGHTS
The Company is committed to strong corporate governance, a critical component of our corporate culture. Below are certain highlights of our governance practices. More information can be found beginning on page 20.

●	Annual election of all directors	●	Ethics policies for all directors and employees
●	Commitment to Board refreshment, with five new non-employee directors since the beginning of 2015.	●	Director/executive stock ownership requirements
●	Retirement policy for non-employee directors of the earlier of age 75 and 20 years of service	●	Robust director nominee selection process
●	Annual rotation of independent directors elected by Class A stockholders	●	No hedging/pledging of Company stock
●	Independent Audit, Compensation and Nominating & Governance Committees	●	Clawback policy that applies to performance-based cash and equity compensation
●	Active lead independent director as Presiding Director	●	Comprehensive director orientation
●	Annual Board and Committee self-evaluation process	●	Regular outreach to significant Class A stockholders on various matters
●	Regular executive sessions of non-employee directors and independent directors

EXECUTIVE COMPENSATION HIGHLIGHTS
The Company’s executive compensation program is designed to support business performance and drive long-term stockholder value. Below are certain highlights of our 2019 executive compensation program. More information can be found beginning on page 35.

Pay for Performance
●	Significant portion of named executive officers’ target compensation is performance-based – Approximately 79% for CEO – Approximately 66% for other NEOs	●	Under financial metric of annual incentive compensation, above-target compensation paid only for above-target Company performance
●	Significant portions of annual and long-term incentive compensation tied to performance against pre-established, measurable financial performance goals	●	Under total stockholder return metric of long-term incentive compensation, above-target compensation paid only for above-median Company performance and no payout for lower quartile performance

Executive Compensation Governance
What We Do
✓	Align pay and performance (see above)	✓	Set meaningful stock ownership guidelines for executive officers (2-5x annual base salary)
✓	Engage with significant Class A stockholders periodically on executive compensation matters	✓	Have a clawback policy that applies to performance-based cash and equity compensation paid to executive officers
✓	Annual Compensation Committee benchmarking review of compensation of Company executives with the Committee’s independent compensation consultant	✓	Perform annual risk assessment of executive compensation program
✓	Hold an annual “say-on-pay” advisory vote
What We Do Not Do
✗	No tax “gross-ups” for executive officers	✗	No employment agreements with named executive officers
✗	No significant perks for executive officers	✗	No individual change in control agreements
✗	No hedging/pledging of Company stock
STOCKHOLDER OUTREACH
Management engages in regular outreach to representatives of significant holders of our Class A common stock to solicit their feedback on corporate governance and executive compensation matters. In fall 2019, we solicited feedback from investors representing approximately 75% of our outstanding Class A common stock, and engaged with institutional investors representing over 50% of our outstanding Class A common stock on a variety of topics, including the Company’s executive compensation program and corporate governance practices. Stockholder feedback was summarized and shared with the Board of Directors.

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 22, 2020

VOTING ON MATTERS BEFORE THE ANNUAL MEETING

Q:	What am I voting on?

A:	Stockholders are asked to vote on four items at the 2020 Annual Meeting:

•	Proposal 1: Election of the Board of Directors of The New York Times Company (the “Board”).

•	Proposal 2: Adoption of The New York Times Company 2020 Incentive Compensation Plan (the “2020 Incentive Plan”).

•	Proposal 3: Advisory vote to approve executive compensation (the “say-on-pay” vote).

•	Proposal 4: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 27, 2020.

Q:	How does the Board of Directors recommend voting?

A:	The Board of Directors recommends voting:

•	FOR each nominee to the Board;

•	FOR the adoption of the 2020 Incentive Plan;

•	FOR the approval, on an advisory basis, of the executive compensation of our named executive officers; and
The Audit Committee of the Board recommends voting:

•	FOR ratification of Ernst & Young LLP as auditors for the fiscal year ending December 27, 2020.

Q:	Who is entitled to vote?

A:
The New York Times Company has two classes of outstanding voting securities: Class A common stock, $.10 par value per share (“Class A stock”) and Class B common stock, $.10 par value per share (“Class B stock”). Stockholders of record of Class A stock or Class B stock as of the close of business on February 26, 2020, may vote at the 2020 Annual Meeting. As of February 26, 2020, there were 165,852,671 shares of Class A stock and 803,404 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

•	Proposal 1: Class A stockholders vote for the election of four of the 12 director nominees. Class B stockholders vote for the election of eight of the 12 director nominees.

•	Proposal 2: Class A and B stockholders, voting together as a single class, vote on this proposal.

•	Proposal 3: Class B stockholders vote on this proposal.

•	Proposal 4: Class A and B stockholders, voting together as a single class, vote on this proposal.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:
The Notice of Internet Availability of Proxy Materials (the “Notice”) that we mail to our stockholders (other than those who previously requested printed copies or electronic delivery) directs you to a website where you can access our proxy materials and view instructions on how to vote. By furnishing this Proxy Statement and our 2019 Annual Report to our stockholders by providing access to these documents on the Internet rather than mailing printed copies, we save natural resources and reduce printing and distribution costs, while providing a convenient way to access the materials and vote. If you would prefer to receive a paper copy of these materials, please follow the instructions included in the Notice.

THE NEW YORK TIMES COMPANY - P. 1

Q:	How do I get electronic access to the proxy materials?

A:
The Notice provides instructions on how to view the proxy materials for our Annual Meeting on the Internet. In addition, this Proxy Statement is available at http://investors.nytco.com/investors/financials/proxy-statements, and the 2019 Annual Report is available at http://investors.nytco.com/investors/financials/annual-reports.

You can elect to receive all future stockholder communications (i.e., notices of Internet availability of proxy materials and other correspondence) electronically by email instead of in print, by choosing this delivery method in the “Investors” section of our website at http://investors.nytco.com/investors/investor-resources/annual-meeting-information. If you choose to receive future stockholder communications electronically, and we encourage you to do so, you will receive an email next year with instructions containing links to those materials and to the proxy voting site. Your election to receive stockholder communications by email will remain in effect until you terminate it or for as long as the email address you provided is valid.

Q:	How do I cast my vote?

A:
You can vote your shares either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet or the designated toll-free telephone number, or if you received a printed copy of the proxy materials, by mail. Whichever method you use, for your proxy to be counted, it must be received by 11:59 p.m. Eastern Time on April 21, 2020. Each of these procedures is more fully explained below.

•	Vote by Internet
You can vote your shares by Internet on the voting website, http://www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. Follow the instructions and have your Notice, proxy card or voting instruction form in hand, as you will need to reference your assigned Control Number(s).

•	Vote by Telephone
You can also vote your shares by calling the toll-free telephone number provided on the voting website, http://www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week.

•	Vote by Mail
If you received a printed copy of the proxy materials, you can vote by completing and returning the proxy card or voting instruction form in the envelope provided. If you received a Notice, you can request a printed copy of the proxy materials by following the instructions in the Notice. If you voted by Internet or telephone, you do not need to return your proxy card or voting instruction form.

•	Voting in Person at the Annual Meeting
If you wish to vote in person, written ballots will be available at the Annual Meeting. If you are a beneficial or street name holder, while you are invited to attend the Annual Meeting, you may only vote your shares in person at the Annual Meeting if you bring with you a legal proxy from your broker, bank or other nominee.
Even if you plan to attend the Annual Meeting, you may still cast your vote in advance using any of the methods described above.
If you are a registered holder and submit a proxy without giving instructions, your shares will be voted as recommended by the Board.
If you are a beneficial owner of shares, voting your shares is critical due to a New York Stock Exchange (“NYSE”) rule that prohibits your broker from voting your shares on Proposals 1, 2 and 3 without your instructions. See “What is a broker non-vote?”
If you have any questions about this NYSE rule or the proxy voting process in general, the U.S. Securities and Exchange Commission (the “SEC”) has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

THE NEW YORK TIMES COMPANY - P. 2

Q:	What is the difference between holding shares as a registered holder and as a beneficial owner of shares held in street name?

A:
Registered Holder. If your shares are registered directly in your name on the books of the Company maintained with the Company’s transfer agent, Computershare, Inc., you are considered the “registered holder” of those shares, and the Notice is sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner of shares held in street name” (also called a “street name holder”), and the Notice is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account.

Q:	What are the procedures for attending the Annual Meeting?

A:
All stockholders as of the record date and members of their immediate families are welcome to attend the Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership on the record date. This can be the Notice, your proxy card, a brokerage statement or letter from a bank or broker indicating ownership on February 26, 2020, your voting instruction form, or a legal proxy provided by your broker, bank or other nominee.

We will have in place customary security measures, which may include a bag search. The use of cameras, cellphones or other recording devices will not be allowed.
As part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct our meeting, we will announce this decision in advance, and details will be posted on our website and filed with the SEC.
You do not need to attend the Annual Meeting to vote. See “How do I cast my vote?” above.

Q:	How will my stock be voted on other business brought up at the Annual Meeting?

A:
By submitting your proxy, you authorize the persons named as proxies to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

Q:	Can I change my vote or revoke my proxy?

A:
Yes. If you are a registered holder, you can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by submitting a later-dated proxy (either by mail, telephone or Internet) or by voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You can also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

Q:	What is the quorum requirement for the Annual Meeting?

A:
The holders of record of a majority of the Company’s shares of stock issued and outstanding on the record date and entitled to vote, in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting. However, the Certificate of Incorporation of the Company provides that Class A stockholders, voting separately, are entitled to elect 30% of the Board of Directors (or the nearest larger whole number) and Class B stockholders, voting separately, are entitled to elect the balance of the Board of Directors. Accordingly, with respect to the election of directors, the holders of a majority of the shares of each of the Class A and Class B stock, respectively, constitute a quorum for the election of the Board of Directors. In addition, only Class B stockholders are entitled to vote on the advisory say-on-pay vote to approve executive compensation. Accordingly, the holders of a majority of the shares of Class B stock constitute a quorum for this proposal. Broker non-votes and abstentions (as described below) are counted as present for establishing a quorum.

THE NEW YORK TIMES COMPANY - P. 3

Q:	What is the voting requirement to elect the directors and to approve each of the other proposals?

A:	The voting requirements are as follows:

•	Proposal 1: Directors are elected by a plurality of the votes cast. However, please see our policy described on page 21 regarding directors who do not receive more “for” votes than “withheld” votes.

•
Proposal 2: Approval of the 2020 Incentive Plan requires the affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class.

•
Proposal 3: The advisory say-on-pay vote to approve executive compensation requires, pursuant to the Company’s By-laws, the affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal.

•
Proposal 4: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 27, 2020, requires, pursuant to the Company’s By-laws, the affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class.

Q:	What is a broker non-vote?

A:
If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority, namely: Proposal 1 (election of the Board of Directors), Proposal 2 (approval of the 2020 Incentive Plan) and Proposal 3 (advisory vote to approve executive compensation). This is called a “broker non-vote.” Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of these specific proposals. Therefore, it is very important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.

If you do not provide your broker, bank or other nominee with voting instructions with respect to Proposal 4 (ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 27, 2020), your broker, bank or other nominee has discretion to vote your shares on this proposal, which is considered a “routine” management proposal.

Q:	How will broker non-votes, withheld votes and abstentions affect the voting results?

A:
Pursuant to the Company’s By-laws, withheld votes and broker non-votes will have no effect on the election of directors; broker non-votes will have no effect on Proposal 2 or advisory Proposal 3; and abstentions will have the same effect as votes against Proposal 2, advisory Proposal 3 and Proposal 4.

Q:	Who pays for the solicitation of proxies and how are they solicited?

A:
Proxies are solicited by our Board of Directors. The Company bears the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies include the cost of preparing, printing and mailing our proxy materials, the Notice and any other information we send to stockholders.

We also pay banks, brokers and other persons representing beneficial owners of shares held in street name certain fees associated with forwarding our proxy materials and obtaining beneficial owners’ voting instructions. We reimburse those firms for their reasonable expenses in accordance with applicable rules. In addition, we have engaged Alliance Advisors, LLC to assist in soliciting proxies for an estimated fee of $12,500, plus out-of-pocket expenses and certain administrative fees.

Q:	Who will serve as inspector of election?

A:	We have engaged Broadridge Financial Solutions, Inc. as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

THE NEW YORK TIMES COMPANY - P. 4

GLOSSARY OF CERTAIN TERMS

To improve the readability of this Proxy Statement, we use certain shortened “defined terms” to refer to various terms that are used frequently. These defined terms are generally provided the first time the longer term appears in the text and, for your convenience, certain defined terms are also set forth below.
“1997 Trust” means the trust created in 1997 by the four children of Iphigene Ochs Sulzberger (Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the “Grantors”)) for the benefit of each of the Grantors and his or her family;
“2010 Incentive Plan” means The New York Times Company 2010 Incentive Compensation Plan;
“2020 Incentive Plan” means The New York Times Company 2020 Incentive Compensation Plan, which is proposed for approval under Proposal 2;
“Class A stock” means the Company’s Class A Common Stock, $.10 par value per share;
“Class B stock” means the Company’s Class B Common Stock, $.10 par value per share;
“Company” means The New York Times Company;
“Exchange Act” means the Securities Exchange Act of 1934, as amended;
“NYSE” means the New York Stock Exchange;
“say-on-pay vote” means the advisory vote to approve executive compensation under Proposal 3;
“SEC” means the U.S. Securities and Exchange Commission;
“Trustees” means the current trustees of the 1997 Trust: Theresa Dryfoos, David Golden, Gertrude A.L. Golden, Hays N. Golden, David Perpich, A.G. Sulzberger, Arthur Sulzberger, Jr. and Margot Golden Tishler; and their successors.

_________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2020.
This Proxy Statement is available at http://investors.nytco.com/investors/financials/proxy-statements, and the 2019 Annual Report is available at http://investors.nytco.com/investors/financials/annual-reports.

THE NEW YORK TIMES COMPANY - P. 5

WHERE TO FIND MORE INFORMATION ON THE NEW YORK TIMES COMPANY

Documents Filed with the Securities and Exchange Commission
This Proxy Statement is accompanied by our 2019 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, which we have previously filed with the SEC and which includes audited financial statements.
You can obtain any of the documents we file with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 29, 2019). To obtain documents from us, please direct requests in writing or by telephone to:
The New York Times Company
620 Eighth Avenue
New York, NY 10018
Phone: (212) 556-1234
Attention: Corporate Secretary
We will send you the requested documents without charge, excluding exhibits.
Additional Information
There are a number of other sources for additional information on The New York Times Company:
SEC. We file reports, proxy statements and other information with the SEC, which can be accessed through the SEC’s website (http://www.sec.gov).
NYSE. The Class A stock of The New York Times Company is listed on the NYSE, and reports and other information on the Company can be reviewed at the office of the NYSE at 11 Wall Street, New York, NY 10005.
The New York Times Company website. Our website at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our website at http://investors.nytco.com/investors/corporate-governance:
— Corporate Governance Principles
— Board Committee Charters:
•Audit Committee
•Compensation Committee
•Finance Committee
•Nominating & Governance Committee
— Code of Ethics for the Executive Chairman, Chief Executive Officer and Senior Financial Officers
— Code of Ethics for Directors
— Business Ethics Policy
— Policy on Transactions with Related Persons
— Procedures Regarding Communications by Security Holders and Other Interested Parties to the Board of Directors
Please note that information contained on our website does not constitute part of this Proxy Statement.

IMPORTANT NOTE:
This Proxy Statement is dated March 13, 2020. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

THE NEW YORK TIMES COMPANY - P. 6

GENERAL INFORMATION

The 1997 Trust
Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The position of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, A.G. Sulzberger, who also serves as a member of the Company’s Board.
In February 1990, on the death of Adolph S. Ochs’s daughter, Iphigene Ochs Sulzberger (“Mrs. Sulzberger”), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded. Holders of Class B stock have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger’s four children, all of whom are deceased, were: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (each a “Grantor,” and collectively, the “Grantors”).
In 1997, the Grantors executed an indenture creating a trust (the “1997 Trust”) for the benefit of each Grantor and his or her family, and entered into a first amendment to the indenture on December 14, 2000 (the indenture and first amendment thereto are collectively referred to as the “Trust Indenture”). The Grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to perpetuate it “as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare” (the “primary objective of the 1997 Trust”) in accordance with the wishes of Adolph S. Ochs as expressed in his will.
The current trustees of the 1997 Trust are Theresa Dryfoos, David Golden, Gertrude A.L. Golden, Hays N. Golden, David Perpich, A.G. Sulzberger, Arthur Sulzberger, Jr. and Margot Golden Tishler (each a “Trustee,” and collectively, together with their successors, the “Trustees”).
The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the “Shareholders Agreement”) among the Grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the 1997 Trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers among the descendants of Adolph S. Ochs, provided that the recipients become parties to the Shareholders Agreement.
In addition, the Shareholders Agreement provides that, if the Company is a party to a merger (other than a merger solely to change the Company’s jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.
The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be best achieved by the sale, distribution or conversion of such stock or by the implementation of such transaction. If, upon such determination, any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of

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Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.
The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor Trustees who may also serve on the Company’s Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trust Indenture provides for eight Trustees. All actions of the Trustees require the affirmative vote of six of the eight Trustees. Any Trustee may be removed without cause by a vote of six Trustees. In general, the Trustees will appoint four of the Trustees and the beneficiaries of the 1997 Trust will elect the remaining four Trustees.
The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last survivor of all of the descendants of Mrs. Sulzberger then living on December 14, 2000. Upon the termination of the 1997 Trust at the end of the stated term thereof, all of the trust property, including the shares of Class A and Class B stock held by the 1997 Trust, will be distributed to the descendants of Mrs. Sulzberger then living.
The Company has been informed by representatives of the Ochs-Sulzberger family that, as of February 26, 2020, the aggregate holdings of the 1997 Trust and an additional entity controlled by descendants of Mrs. Sulzberger represented approximately 92 percent of the Company’s Class B stock and 3.4 percent of the Company’s Class A stock. These amounts do not include the personal holdings of the more than 80 individual members of the Ochs-Sulzberger family, many of which are sizable.

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PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 26, 2020, more than 5% of the outstanding shares of either Class A stock or Class B stock:

Name and Address	Shares of Class A Stock	Percent of Class A Stock	Shares of Class B Stock	Percent of Class B Stock
1997 Trust[1,2] 620 Eighth Avenue New York, NY 10018	2,138,810	1.3%	738,810	92.0%
Theresa Dryfoos[1,2,3] 620 Eighth Avenue New York, NY 10018	2,153,234	1.3%	741,780	92.3%
David Golden[1,2,4] 620 Eighth Avenue New York, NY 10018	2,145,857	1.3%	738,810	92.0%
Gertrude A.L. Golden[1,2,5] 620 Eighth Avenue New York, NY 10018	2,230,812	1.3%	740,521	92.2%
Hays N. Golden[1,2,6] 620 Eighth Avenue New York, NY 10018	2,221,511	1.3%	738,810	92.0%
David Perpich[1,2,7] 620 Eighth Avenue New York, NY 10018	2,273,864	1.4%	741,615	92.3%
A.G. Sulzberger[1,2,8] 620 Eighth Avenue New York, NY 10018	2,184,787	1.3%	738,810	92.0%
Arthur Sulzberger, Jr.[1,2,9] 620 Eighth Avenue New York, NY 10018	2,949,302	1.8%	740,662	92.2%
Margot Golden Tishler[1,2,10] 620 Eighth Avenue New York, NY 10018	2,196,130	1.3%	738,810	92.0%
Carlos Slim Helú[11] Paseo de las Palmas 736 Colonia Lomas de Chapultepec 11000 México, D.F., México	16,197,175	9.8%
The Vanguard Group[12] 100 Vanguard Boulevard Malvern, PA 19355	13,960,892	8.4%
Jackson Square Partners, LLC[13] 101 California Street, Suite 3750 San Francisco, CA 94111	13,922,765	8.4%
BlackRock, Inc.[14] 55 East 52nd Street New York, NY 10055	13,195,727	8.0%
Darsana Capital Partners LP15 40 West 57th Street, 15th Floor New York, NY 10019	12,000,000	7.2%
	Footnotes appear on following pages.

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1.
Includes 1,400,000 shares of Class A stock and 738,810 shares of Class A stock issuable upon the conversion of 738,810 shares of Class B stock directly owned by the 1997 Trust. Each of the Trustees of the 1997 Trust shares voting and investment power with respect to the shares owned by the 1997 Trust. Therefore, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each Trustee. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being Trustees of the 1997 Trust, the Trustees could be deemed to comprise a “group” within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 3,383,827 shares of Class A stock, representing approximately 2.0% of the outstanding shares of Class A stock. This amount includes those shares directly held by the 1997 Trust, as well as (i) 837,858 shares of Class A stock directly or indirectly held by individual Trustees; (ii) 9,338 shares of Class A stock issuable upon the conversion of 9,338 shares of Class B stock held directly or indirectly by individual Trustees; (iii) 24,224 shares of Class A stock underlying restricted stock units awarded under the Company’s 2010 Incentive Compensation Plan (the “2010 Incentive Plan”) that have vested or will vest within 60 days; and (iv) 373,597 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Company’s 2010 Incentive Plan.

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings reported for Ms. Dryfoos include (i) 1,454 shares of Class A stock held by two trusts, of which she is a co-trustee, (ii) 10,000 shares of Class A stock held by a trust of which her husband is a trustee, and (iii) 2,970 shares of Class B stock held by a trust of which her husband is a co-trustee. Ms. Dryfoos disclaims beneficial ownership of these shares.

4.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, Mr. Golden is the direct beneficial owner of, and has sole voting and dispositive power with respect to, 7,047 shares of Class A stock.

5.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Ms. Golden include (a) 1,711 shares of Class B stock indirectly held through her husband, (b) 42,073 shares of Class A stock held by a trust of which Ms. Golden’s husband is a trustee, and (c) 48,218 shares of Class A stock held in a family trust, of which Ms. Golden is a co-trustee. The holdings reported for Ms. Golden exclude 3,269 shares of Class A stock held by three trusts, of which her husband is a co-trustee, as to which Ms. Golden disclaims beneficial ownership.

6.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Dr. Golden include (a) 19,563 shares of Class A stock held solely, (b) 14,921 restricted stock units for Class A stock (which will be distributed upon his cessation of service on the Board), including 3,461 unvested restricted stock units for Class A stock that will vest within 60 days, on the date of the 2020 Annual Meeting, and (c) 48,217 shares of Class A stock held by a trust, of which he is a co-trustee. The holdings of Class A stock reported for Dr. Golden exclude 3,450 shares of Class A stock held by a trust, of which his wife is the sole trustee and for which Dr. Golden disclaims beneficial ownership.

7.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Mr. Perpich include (a) 19,266 shares of Class A stock held solely, (b) 112,000 shares of Class A stock and 2,805 shares of Class B stock held by two family trusts for which Mr. Perpich serves as a trustee, and (c) 983 shares of Class A stock held in two custodial accounts created for the benefit of his children, for which Mr. Perpich serves as a custodian. Mr. Perpich disclaims beneficial ownership of the shares described in (b) and (c) above. The amounts reported exclude 2,114 stock-settled restricted stock units for Class A stock that are subject to vesting conditions.

8.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Mr. Sulzberger include (a) 44,993 shares of Class A stock held solely and (b) 984 shares of Class A stock held in a custodial account for which Mr. Sulzberger serves as a custodian.

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9.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Mr. Sulzberger, Jr. include (a) 374,756 shares of Class A stock and 1,852 shares of Class B stock held solely, (b) 9,303 restricted stock units for Class A stock (which will be distributed upon cessation of service on the Board), including 3,461 unvested restricted stock units of Class A stock that will vest within 60 days, on the date of the 2020 Annual Meeting, (c) 373,597 shares that could be acquired within 60 days upon the exercise of options granted under the Company’s 2010 Incentive Plan and (d) 50,984 shares of Class A stock held by four trusts of which Mr. Sulzberger, Jr. serves as a co-trustee. Mr. Sulzberger, Jr. disclaims beneficial ownership of the shares described in (d) above.

10.
In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Ms. Tishler include (a) 16,820 shares of Class A stock held indirectly by a trust and (b) 40,500 shares of Class A stock held by a trust of which she is the sole trustee. Ms. Tishler disclaims beneficial ownership of the shares described in (b) above.

11.
According to information contained in a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2019, Inversora Carso, S.A. de C.V., formerly known as Inmobiliaria Carso, S.A. de C.V. (“Inversora Carso”), beneficially owns 8,247,175 shares of Class A stock. In addition, Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”), as the parent company of Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Banco Inbursa”), owns 7,950,000 shares of Class A stock.

According to the filing, (i) Inversora Carso pledged all 8,247,175 shares of Class A stock to the 2017 Mandatory Exchangeable Trust (the “Trust”) pursuant to certain forward agreements dated December 15, 2017, and (ii) GFI pledged all 7,950,000 shares of Class A stock to the Trust pursuant to a certain forward agreement dated December 15, 2017. Inversora Carso and Banco Inbursa retain voting rights to the pledged shares and share dispositive power with U.S. Bank National Association as collateral agent for the benefit of the Trust, which has been granted a security interest in the pledged shares pursuant to certain collateral agreements dated December 15, 2017.
According to the filing, Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”) are beneficiaries of a trust that in turn owns all of the outstanding voting securities of Inversora Carso and a majority of the outstanding voting equity securities of GFI. As a result, the Slim Family may be deemed to beneficially own indirectly all 16,197,175 shares of Class A stock beneficially owned by Inversora Carso and GFI. In addition, according to filings with the SEC, to the best of the holders’ knowledge, the shares were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

12.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2019, The Vanguard Group beneficially owned 13,960,892 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

13.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2019, Jackson Square Partners, LLC beneficially owned 13,922,765 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

14.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2019, BlackRock, Inc. beneficially owned 13,195,727 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

15.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2019, Darsana Capital Partners LP beneficially owned 12,000,000 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

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SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the beneficial ownership, reported to the Company as of February 26, 2020, of Class A stock and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options, the vesting of restricted stock units or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, of each director named in this Proxy Statement, the chief executive officer, the chief financial officer, the three other most highly compensated executive officers of the Company during 2019, and all directors and executive officers of the Company as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See “General Information—The 1997 Trust.” The table also shows, under “Class A Stock Units,” in the case of non-employee directors, cash-settled phantom stock units credited under the Directors’ Deferral Plan.

	Class A Stock	Percent of Class A Stock	Class A Stock Units	Class B Stock	Percent of Class B Stock
Amanpal S. Bhutani[1] Director	5,653	*	—	—
Diane Brayton Executive Vice President, General Counsel and Secretary	25,194	*	—	—
Roland A. Caputo[2] Executive Vice President and Chief Financial Officer	51,227	*	—	—
Robert E. Denham[1] Director	53,392	*	37,023	—
Rachel Glaser[1] Director	9,169	*	—	—
Hays N. Golden[1,3,4] Director	2,221,511	1.3%		738,810	92.0%
Meredith Kopit Levien[2] Executive Vice President and Chief Operating Officer	38,355	*	—	—
Brian P. McAndrews[1] Director	32,210	*	16,313	—
David Perpich[3,4] Head of Standalone Products and Director	2,273,864	*	—	741,615	92.3%
John W. Rogers, Jr.[1] Director	27,955	*	—	—
A.G. Sulzberger[3,4] Publisher of The New York Times and Director	2,184,787	1.3%	—	738,810	92.0%
Arthur Sulzberger, Jr.[1,2,3,4] Chairman of the Board	2,949,302	1.8%	—	740,662	92.2%
Mark Thompson[2] President, Chief Executive Officer and Director	788,125	*	—	—
Doreen Toben[1] Director	29,050	*	79,990	—
Rebecca Van Dyck[1] Director	29,050	*	—	—
All Directors and Executive Officers[3] (15 Individuals)	4,209,262	2.6%	133,326	743,467	92.5%
*Indicates beneficial ownership of less than 1%.			Footnotes continue on following page.

1.
The amounts reported for this director include (a) 3,461 unvested restricted stock units for Class A stock that will vest within 60 days, on the date of the 2020 Annual Meeting, and (b) vested restricted stock units for Class A stock (which will be distributed upon the director’s retirement from the Board) as follows: Mr. Bhutani, 2,192; Mr. Denham, 25,589; Ms. Glaser, 5,708; Dr. Golden, 11,460; Mr. McAndrews, 25,589; Mr. Rogers, 4,494; Mr. Sulzberger, Jr., 5,842; Ms. Toben, 25,589; and Ms. Van Dyck, 25,589.

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2.
The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options awarded under the 2010 Incentive Plan, as follows: Mr. Caputo, 11,640; Mr. Sulzberger, Jr., 373,597; and Mr. Thompson, 385,604. The amounts reported for Ms. Kopit Levien exclude 34,042 stock-settled restricted stock units granted under the 2010 Incentive Plan that are subject to vesting conditions.

3.
Class B stock is convertible into Class A stock on a share-for-share basis. Therefore, ownership of Class B stock is deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

4.	See “Principal Holders of Common Stock” and “General Information—The 1997 Trust” for a discussion of this person’s holdings.

DELINQUENT SECTION 16(a) REPORTS

The Company’s directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2019.
On February 27, 2020, reports on Form 4 that were filed for Messrs. Sulzberger, Jr. and Sulzberger disclosed certain transactions in 2017 and 2018 that were inadvertently omitted from previous reports: (i) for Mr. Sulzberger, Jr., two gifts of Class A stock that he made in 2017; and (ii) for Mr. Sulzberger, the transfer of Class A stock in 2018 to an account for which he serves as custodian.

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PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

Twelve directors will be elected to the Board of The New York Times Company at the 2020 Annual Meeting. Nominees proposed for election as directors are listed below. Each of the nominees is a current director who was elected at the 2019 Annual Meeting for which proxies were solicited. Directors will hold office until the next annual meeting and until their successors are elected and qualified.
The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 12 directors; Class B stockholders will elect eight directors. Directors are elected by a plurality of the votes cast. (Please see our policy described on page 21 regarding directors who do not receive more “for” votes than “withheld” votes.) Once elected, our directors have no ongoing status as “Class A” or “Class B” directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.
Proxies will be used to vote for the election of the nominees named below unless you withhold the authority to do so when you vote your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected. If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Name	Age	Position with The New York Times Company	Director Since
Class A Nominees (4)
Robert E. Denham	74	Independent Director	2008
Rachel Glaser	58	Independent Director	2018
John W. Rogers, Jr.	61	Independent Director	2018
Rebecca Van Dyck	50	Independent Director	2015
Class B Nominees (8)
Amanpal S. Bhutani	43	Independent Director	2018
Hays N. Golden[1]	35	Non-Employee Director	2017
Brian P. McAndrews	61	Independent Director	2012
David Perpich[2]	42	Head of Standalone Products and Director	2019
A.G. Sulzberger[3]	39	Publisher of The New York Times and Director	2018
Arthur Sulzberger, Jr.	68	Chairman of the Board	1997
Mark Thompson	62	President, Chief Executive Officer and Director	2012
Doreen Toben	70	Independent Director	2004

1.	Hays N. Golden is A.G. Sulzberger’s cousin and his father is a cousin of Arthur Sulzberger, Jr.

2.	David Perpich is A.G. Sulzberger’s cousin and Arthur Sulzberger, Jr.’s nephew.

3.	A.G. Sulzberger is Arthur Sulzberger, Jr.’s son.

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Skills, Experience and Qualifications
Consistent with the Company’s Corporate Governance Principles, the Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of director nominees, as well as the composition of the Board as a whole. This assessment includes consideration of directors’ independence, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission. The Nominating & Governance Committee also considers the diversity of Board candidates, which may include diversity of skills and experience, as well as geographic, gender, age and ethnic diversity.
We believe that the combination of backgrounds, skills and experiences represented by the 12 director nominees will enable the Board and each of its committees to continue to provide sound judgment and leadership in the context of an evolving business environment and the Company’s long-term strategy, and to function effectively as a group. The biographical information for each director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company. While it is not possible to detail all of the experience, qualifications, attributes or skills possessed by each director, we have set out those unique and important professional characteristics that each person would bring to the Board.
Director Tenure
Our Board is composed of directors with a mix of tenure, with longer serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspective to deliberations. Of the seven currently serving independent director nominees this year, four have served five or fewer years: Amanpal S. Bhutani, Rachel Glaser and John W. Rogers, Jr. each joined the Board in 2018; and Rebecca Van Dyck joined the Board in 2015. Three non-independent directors, Hays N. Golden, David Perpich and A.G. Sulzberger, have served fewer than three years.
Director Retirement Policy
Under the Company’s director retirement policy, which is set forth in our Corporate Governance Principles, a non-employee director may not stand for re-election following the earlier of (a) his or her 75th birthday or (b) 20 years of service on the Board, unless the Board determines otherwise.

PROFILES OF NOMINEES FOR THE BOARD OF DIRECTORS

Class A Nominees
Robert E. Denham has served as a member of our Board of Directors since 2008, including as presiding director from 2013 to 2019. Mr. Denham is a partner of Munger, Tolles & Olson LLP (from 1973 to 1991 and since 1998). From 1992 to 1998, he was chairman and chief executive officer of Salomon Inc, and from 1991 to 1992, he was general counsel of Salomon Inc and Salomon Brothers. Mr. Denham has served as a director of Fomento Económico Mexicano, S.A. de C.V. since 2001. Mr. Denham was a director of Oaktree Capital Group LLC from 2007 to 2019 and Chevron Corporation from 2004 to 2018.
Mr. Denham’s legal practice emphasizes advising clients on strategic and financial issues and providing disclosure and corporate law advice to public and private corporations and boards of directors. In addition, as chairman and chief executive officer of Salomon Inc, Mr. Denham successfully guided that investment banking firm as it was rebuilding. Mr. Denham also has extensive experience serving on the boards (and various board committees) of other large public companies and brings significant financial expertise to the Company and the Board. Mr. Denham has also held numerous leadership positions with associations and councils focusing on corporate governance, executive compensation, accounting, professional ethics and business, including serving as chairman of the Financial Accounting Foundation from 2004 to 2009.
Rachel Glaser has served as a member of our Board of Directors since 2018. Ms. Glaser is the chief financial officer of Etsy, Inc., a global creative commerce platform (since 2017). From 2015 to 2017, she was the chief financial officer of Leaf Group Ltd., a company that owns and operates consumer media and marketplaces. From 2012 to 2015, she was the chief financial officer of Move, Inc., the parent company of Realtor.com. From 2008 to 2011, she was the chief operating and financial officer of MyLife.com, a subscription-based search business, and from 2005 to 2008, she

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was the senior vice president of finance at Yahoo! Inc. From 1986 to 2005, Ms. Glaser held various finance and operations positions at The Walt Disney Company.
Ms. Glaser brings to the Company and the Board extensive financial and strategic expertise, gained from her experience in key roles at digitally focused, consumer-facing public companies. This experience provides the Board with a valuable perspective as the Company continues to expand its digital and subscription-first strategy. In addition to this experience, Ms. Glaser’s financial and accounting expertise is a valuable asset to the Company, the Board and the Audit Committee.
John W. Rogers, Jr. has served as a member of our Board of Directors since 2018. Mr. Rogers is the founder, chairman, co-chief executive officer and chief investment officer of Ariel Investments, LLC, an institutional money management and mutual fund firm, as well as a trustee of Ariel Investment Trust. He has been a director of Nike, Inc. since 2018 and McDonald’s Corporation since 2003. Mr. Rogers was a director of Exelon Corporation from 2000 to 2019.
Mr. Rogers brings to the Company and the Board extensive business, financial and risk-management experience gained as the founder and long-serving chief executive officer and chief investment officer of a firm with over $13 billion in assets under management.  In addition, his experience serving on the boards (and several board committees) of large public companies provides highly valuable strategic perspective to the Board and the Company.
Rebecca Van Dyck has served as a member of our Board of Directors since 2015. Ms. Van Dyck is chief marketing officer for AR/VR at Facebook, Inc. (since 2017). Previously, she was vice president of consumer and brand marketing at Facebook, Inc. from 2012 to 2017. From 2011 to 2012, she was senior vice president and global chief marketing officer of Levi Strauss & Co. From 2007 to 2011, she was senior director, worldwide marketing and communications, of Apple Inc., and from 1994 to 2006, she held various positions at Wieden + Kennedy, Inc., including global account director for Nike International, from 2002 to 2006. From 1992 to 1994, she held various positions at TBWA Worldwide Inc.
Ms. Van Dyck brings to the Company and the Board extensive knowledge of digital consumer brand marketing and management, gained from her experience in senior executive roles at large digital and consumer-focused companies and in the advertising industry. Ms. Van Dyck’s brand expertise, as well as her international experience, provide the Board with a valuable perspective highly relevant to the Company’s digital strategy.
Class B Nominees
Amanpal S. Bhutani has served as a member of our Board of Directors since 2018. Mr. Bhutani is the chief executive officer of GoDaddy Inc. (since 2019). From 2015 to 2019, he was president of the Brand Expedia Group at Expedia Group, Inc. From 2010 to 2015, he was the senior vice president of Expedia Worldwide Engineering at Expedia Group, Inc. From 2008 to 2010, he was a technology senior director at JPMorgan Chase and Co., and from 2002 to 2008, he was the senior vice president of ecommerce technology at Washington Mutual, Inc., which was acquired by JPMorgan Chase and Co. in 2008. Prior to that, Mr. Bhutani was the founder and technical lead at a startup, and was a senior engineer at a consultancy.
Mr. Bhutani brings to the Company and the Board extensive technological and international business expertise gained from his collective experiences in senior leadership roles at digital and consumer-facing companies. This experience provides the Board with a valuable, highly relevant perspective to the Company’s innovation efforts as the Company positions itself for further global growth.
Hays N. Golden has served as a member of our Board of Directors since 2017. Dr. Golden is the senior director for science and strategy at Crime Lab New York, which is part of the University of Chicago’s Urban Labs (since 2019). From 2017 to 2018, he was vice president of commercial underwriting at American International Group, Inc. (“AIG”). Prior to that, he was senior manager in the commercial underwriting division of AIG from 2016 to 2017. From 2013 to 2016, he held various positions in AIG Science, a division of AIG with a focus on data science and analytics.
Dr. Golden is a fifth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. His alignment with stockholder interests makes Dr. Golden an important part of the Board’s leadership and decision-making process.

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Brian P. McAndrews has served as a member of our Board of Directors since 2012 and as presiding director since 2019. Mr. McAndrews was president, chief executive officer and chairman of Pandora Media, Inc. from 2013 to 2016. From 2012 to 2013, he was venture partner, and from 2009 to 2011, he was managing director, of Madrona Venture Group, LLC. From 2007 to 2008, he was senior vice president, advertiser and publisher solutions, of Microsoft Corporation. From 2000 to 2007, he was president and chief executive officer, and from 1999 to 2000 he served as chief executive officer, of aQuantive, Inc. From 1990 to 1999, he held various positions of increasing responsibility at ABC, Inc., including executive vice president and general manager of ABC Sports. Mr. McAndrews has been a director of GrubHub, Inc. since 2011, and chairman of its board of directors since 2014. In addition, he is a director of Chewy, Inc. (since 2019), Frontdoor, Inc. (since 2018) and Teladoc Health, Inc. (since 2017). (Teladoc Health, Inc. announced that Mr. McAndrews planned to step down from its board of directors at the conclusion of his term in 2020.)
Mr. McAndrews brings to the Company and the Board extensive digital expertise gained through his experience as a chief executive officer of public companies in the technology industry. His background in both traditional and digital media has also given him an understanding of digital advertising and the integration of emerging technologies, which is highly valued by the Company and the Board as the Company continues to expand its digital businesses. In addition, his service on the boards of other public companies provides highly valuable strategic perspective to the Board and the Company.
David Perpich is head of standalone products at the Company (since 2020) and has served as a member of our Board of Directors since 2019. Prior to this, Mr. Perpich served as president and general manager of Wirecutter, a subsidiary of the Company (from 2017 to 2020). From 2015 to 2017, he served as senior vice president of product for the Company, where he was responsible for overseeing The Times’s digital product portfolio across mobile and web products. In addition, Mr. Perpich served as general manager, new digital products, at the Company from 2013 to 2015, and as vice president, product management, from 2011 to 2013. Mr. Perpich joined the Company in February 2010 as executive director, NYTimes.com paid products.
Mr. Perpich is a fifth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. In addition, he has served in a variety of critical executive positions that have provided him with extensive knowledge of our Company and its operations. His alignment with stockholder interests makes Mr. Perpich an important part of the Board’s leadership and decision-making process.
A.G. Sulzberger has served as publisher of The New York Times and a member of our Board of Directors since 2018. Mr. Sulzberger was deputy publisher of The New York Times from 2016 to 2017. He joined The New York Times as a reporter in 2009 from various reporting roles at other publications. From 2010 to 2012, he served as head of the Kansas City bureau, and later served as an assistant editor (from 2012 to 2015) and associate editor (from 2015 to 2016) of The Times, before he was appointed deputy publisher.
Mr. Sulzberger is a fifth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company to his role as publisher of The New York Times. In addition, as one of the driving forces behind the Company’s digital transformation and subscription-first focus, Mr. Sulzberger brings a deep understanding and unique perspective to the Board about the Company’s business strategy and industry opportunities and challenges.
Arthur Sulzberger, Jr. has served as Chairman of the Board since 1997. In addition, until he retired as an executive in 2017, he served as publisher of The New York Times from 1992, and as executive chairman of the Company from 1997. Mr. Sulzberger, Jr. was also chief executive officer of the Company from 2011 to 2012. From 1988 to 1992, he was deputy publisher and from 1987 to 1988, he was assistant publisher, of The New York Times.
Mr. Sulzberger, Jr. is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. He served in a variety of critical positions since joining the Company in 1978. As a long-time employee of the Company, including 25 years as publisher of The New York Times and 20 years as executive chairman, Mr. Sulzberger, Jr., gained extensive knowledge of the Company and our businesses and provides a unique insight and perspective to the Board about the Company’s business strategy and industry opportunities and challenges. In addition, his life-long affiliation with the Company provides the Board with an important historical perspective and a focus on long-term interests of the Company.

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Mark Thompson has served as our president and chief executive officer and as a member of our Board of Directors since 2012. From 2004 to 2012, he was director-general of the British Broadcasting Corporation (the “BBC”), and from 2002 to 2004, he was chief executive of Channel 4 Television Corporation. From 1979 to 2001, he served in various positions of increasing responsibility at the BBC, including director of television and controller of BBC Two.
As the Company’s president and chief executive officer, Mr. Thompson has primary responsibility for overseeing and coordinating all of the Company’s strategy, operations and businesses. Mr. Thompson brings to the Company and the Board a global perspective and more than 30 years of experience in the media industry, including extensive international business and management experience gained serving as director-general of the BBC and chief executive of Channel 4 Television Corporation. In addition, his experience in reshaping the BBC to meet the challenges of the digital age is highly valued by the Company and the Board as the Company continues to expand its businesses digitally and globally.
Doreen Toben has served as a member of our Board of Directors since 2004. Ms. Toben was executive vice president and chief financial officer of Verizon Communications, Inc. from 2002 to 2009. From 2000 to 2002, she was senior vice president and chief financial officer of Telecom Group, Verizon Communications, Inc. From 1999 to 2000, she was vice president and controller, and from 1997 to 1999 she was vice president and chief financial officer, of Telecom/Network, Bell Atlantic Inc. Ms. Toben was a director of ARRIS International plc from 2013 to 2019, Tapestry, Inc. from 2017 to 2018 and Kate Spade & Company from 2009 to 2017.
Ms. Toben has over 25 years of experience in the communications industry, including as executive vice president and chief financial officer of Verizon Communications, Inc., where she was responsible for Verizon’s finance and strategic planning efforts. In addition to her deep communications industry experience, Ms. Toben’s financial and accounting expertise is a valuable asset to the Company, the Board and the Audit Committee.

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RELATED PERSON TRANSACTIONS

Policy on Transactions with Related Persons.  The Board of Directors recognizes that transactions with related persons may present actual or apparent conflicts of interest and has approved a policy governing the review and approval or ratification of these transactions.
Under this policy, any transaction (or series of transactions) in which the Company or any of its subsidiaries is a participant and a director, director nominee, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities, or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be approved or ratified by the Board, the Nominating & Governance Committee or such other committee to which such matter has been delegated for review. If it is impractical or undesirable to defer consideration of the matter until a Board or committee meeting, the policy allows the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director) to approve or ratify the transaction.
The policy provides that the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company’s policies and practices with respect to the employment of non-related persons in similar positions.
Under the policy, if the transaction involves a related person who is a director or an immediate family member of a director, that director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board, committee or director considering the matter must determine that the transaction is fair and reasonable to the Company.
A printable version of this policy is available on our website, as described on page 6.
Code of Ethics and Business Ethics Policy. Our Code of Ethics applicable to directors discourages directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be “related persons,” similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of Company transactions in which employees have an interest. These provisions are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.
Interests of Directors in Certain Transactions of the Company. In the ordinary course of our business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also directors of the Company. In 2019, these included, among other things, a licensing arrangement with Facebook, Inc. and the running of advertising in Company properties for products and services of Facebook, Inc., McDonald’s Corporation, Nike, Inc. and other director-affiliated companies. All of these arrangements were conducted on an arm’s-length basis on customary terms, and the relevant non-employee director does not participate in these business relationships or profit from them.
Certain Members of the Ochs-Sulzberger Family Employed by the Company during our 2019 Fiscal Year. A.G. Sulzberger was employed as Publisher of The New York Times during 2019. See “Compensation of Executive Officers” for a description of his compensation. James Dryfoos, who was employed as executive director, technology and risk compliance, was paid $285,022 in 2019 and received time-vested restricted stock units with a grant date fair value of $6,000. Pamela Dryfoos, who was employed as director of finance at Wirecutter, a subsidiary of the Company, was paid $138,750 in 2019. David Perpich, who was employed as president and general manager of Wirecutter in 2019, was paid $931,338 in 2019. This amount included a one-time cash incentive award payout of $300,000 based on the financial performance of Wirecutter over a three-year period. In addition, Mr. Perpich received a grant under the 2019-2021 long-term performance award program with a target value of $200,000.
Messrs. Dryfoos, Perpich and Sulzberger and Ms. Dryfoos are all fifth-generation members of the Ochs-Sulzberger family.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company to ensure that they are aligned with the long-term interests of our stockholders. In exercising its oversight role, the Board recognizes its fiduciary duty to both Class A and Class B stockholders.
The Board has adopted Corporate Governance Principles that serve as a framework for the way in which the Board conducts its business and that are intended to promote the long-term interests of stockholders. A copy of the Corporate Governance Principles, most recently amended in September 2018, is available on our website, as described on page 6.
The Board’s leadership structure and key corporate governance policies and practices applicable to the Board are summarized below.
Board Leadership Structure
The Company has separated the positions of Chairman of the Board of Directors and Chief Executive Officer. In his role as Chairman of the Board, Mr. Sulzberger, Jr.:

•	presides over meetings of stockholders, directors and executive sessions of non-employee directors;

•	works with the Chief Executive Officer to develop agendas for all Board meetings;

•	with the Presiding Director, serves as a liaison between the Board and management;

•	with the other Ochs-Sulzberger family directors, serves as a liaison between the family and the Board;

•	facilitates communication among Board members between meetings; and

•	makes himself available for consultation with stockholders and other interested bodies as a representative of the Board and the Company.
Because Mr. Sulzberger, Jr. is not an independent director, the Board believes it is appropriate to continue to have a lead independent director to serve as Presiding Director who, among other things, chairs all executive sessions of our independent directors and generally provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing expert outside perspectives to the Board. Mr. McAndrews currently serves as our Presiding Director.
In addition to chairing all executive sessions of our independent directors, our Presiding Director:

•	serves as a liaison between our Chairman of the Board and our Chief Executive Officer, on the one hand, and our independent directors, on the other;

•	reviews proposed Board meeting agendas;

•	consults with senior executives of the Company as to any concerns the executive might have; and

•	makes herself or himself available for direct consultation with major stockholders.
In addition, the Presiding Director has the authority to call meetings of the non-employee and independent directors in his or her discretion.
The Presiding Director is selected annually by the Board from the independent directors upon the recommendation of the Nominating & Governance Committee. Consistent with the Company’s Corporate Governance Principles, no director shall serve more than five consecutive one-year terms as Presiding Director, unless the Board determines otherwise.
Executive Sessions of Non-Employee Directors
The NYSE rules require that, at the listed company’s option, either non-employee directors or independent directors of such company meet periodically in executive sessions without management participation. The Company’s non-employee directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent directors meet in executive session. Dr. Golden and Mr. Sulzberger, Jr. are non-employee directors who, due to their family relation to Mr. Sulzberger (and, in the case of Mr. Sulzberger, Jr., his

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previous employment as an executive officer of the Company) are not considered independent. As noted above, all executive sessions of independent directors are led by our Presiding Director.
The Board’s Role in Risk Oversight
Risk is an integral part of the Board’s deliberations throughout the year and the Board exercises its oversight responsibility both directly and through its committees.
The Company has an enterprise risk management program designed to identify, prioritize and assess a broad range of risks (e.g., strategic, operational, financial, legal/regulatory and reputational) that may affect our ability to execute our corporate strategy and fulfill our business objectives, and to formulate plans to mitigate their effects. The Audit Committee reviews an annual assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to mitigate them. This annual assessment is also reviewed by the full Board.
The Board also actively oversees risks related to information security. The Audit Committee receives regular updates on information security matters from the Company’s head of information security, who also provides regular updates to the full Board.
In addition, the Board has delegated certain risk management oversight responsibilities to specific committees, each of which reports regularly to the full Board. The Audit Committee oversees risks related to, among others, financial reporting and internal controls. The Compensation Committee oversees risks related to the Company’s executive compensation program. The Nominating & Governance Committee reviews risks related to the Company’s corporate governance structure, policies and practices. The Finance Committee reviews risks related to the Company’s significant financial policies and practices.
Annual Director Election and Nominee Rotation
All directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, 30% (or the nearest larger whole number) of the directors are elected by the holders of the Company’s Class A stock and the remaining directors are elected by the holders of the Company’s Class B stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our directors have no ongoing status as “Class A” or “Class B” directors and serve as one Board with the same fiduciary duties and responsibilities to all stockholders.
If, in an uncontested election, a nominee is elected to the Board but fails to receive a majority of the votes cast, our Corporate Governance Principles provide that such nominee must agree to resign upon the request of the Board. In determining whether to require the director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make a decision as to whether to request such resignation within 60 days of the certification of the stockholder vote and disclose its decision within 65 days.
Our Corporate Governance Principles provide that it is the policy of the Company to have an annual rotation of the nominees for election to the Board by holders of the publicly traded Class A stock. It is intended that each of the independent directors be nominated for election by the Class A stockholders at least once every three years and that the annual slate of Class A nominees include at least one member of each of the Audit, Compensation and Nominating & Governance Committees. This policy reinforces the principle that, once elected, our directors have no ongoing status as “Class A” or “Class B” directors. All directors owe fiduciary duties and responsibilities to all of our stockholders.
Director Orientation and Ongoing Education
The Company has a comprehensive orientation program for all new non-employee directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes meetings with senior management and top New York Times editors, as well as written materials. The senior management meetings include, among other things, an overview of the Company’s structure, operations and strategic plans; significant risks facing the Company and relevant Company policies; as well as an overview of the key responsibilities of the Board committees to which new directors have been appointed. Each current non-employee director has completed the orientation program.
In addition, from time to time, the Company provides directors with educational materials and presentations from Company and/or third-party experts on subjects that enable directors to better perform their duties and to

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recognize and deal appropriately with issues that arise. The Company pays reasonable expenses for any director to attend a director continuing education program.
Board and Committee Evaluations
Our Board has an annual Board and committee evaluation process to examine and discuss whether the Board and its committees are functioning effectively as groups and with senior management of the Company, and to identify any areas for improvement. Under this process, each director completes a written Board/committee assessment and then participates in a one-on-one interview with the Presiding Director. The results of the evaluation are then discussed with the Board and respective committee.
In recent years, the evaluation process has led to a broader scope of topics covered in Board meetings, as well as refinements to various Board processes and Board materials. The process has also informed decisions about Board composition, including criteria for director candidate skills and qualifications.
Independence of Directors
The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors, as well as independent compensation and nominating/corporate governance committees. Exceptions to these requirements are available to companies of which more than 50% of the voting power for the election of directors is held by a single entity (a “controlled company”). Because of the 1997 Trust’s holdings of Class B stock, the Company qualifies as a controlled company and is exempt from these NYSE requirements. However, as a matter of good corporate governance, the Board has determined not to take advantage of these exceptions and for many years has been composed of a majority of independent directors.
In making independence determinations, the Board adheres to the specific tests for independence included in the NYSE rules. In addition, to assist in its independence assessment, the Board has adopted guidelines with respect to “material relationships.” Under these guidelines, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company’s public filings by SEC rules—are categorically immaterial to a determination of independence:

•
if the director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1 million or, in the case of an affiliated entity, 2% of the annual revenues of such entity; or

•
if the director serves as an officer or director of a charitable organization to which the Company or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1 million or 2% of that organization’s annual charitable receipts.

In conducting its annual director independence determination, the Board considers all of the relevant facts and circumstances, including certain transactions, relationships and arrangements with other corporations whose officers or directors are also directors of the Company. In 2019, these included, among other things, a licensing arrangement with Facebook, Inc. and the running of advertising in Company properties for the products and services of Facebook, Inc., McDonald’s Corporation, Nike, Inc. and other director-affiliated companies. All of these arrangements were conducted on an arm’s-length basis and in each case resulted in payments within the permitted amounts described above. See “Related Person Transactions—Interests of Directors in Certain Transactions of the Company.”
Based on the foregoing, the Board affirmatively determined that each of Messrs. Bhutani, Denham, McAndrews, Rogers and Mss. Glaser, Toben and Van Dyck, has no direct or indirect material relationships with the Company, and each is independent pursuant to applicable NYSE rules. In addition, the Board affirmatively determined that, during the time they served as directors in 2019, each of Joichi Ito and James Kohlberg had no direct or indirect material relationships with the Company, and each was independent pursuant to applicable NYSE rules. The remaining directors are not considered independent. Messrs. Thompson and Sulzberger are executive officers of the Company. Mr. Sulzberger, Jr. served as an executive officer of the Company until December 31, 2017, and is Mr. Sulzberger’s father. Mr. Perpich, an employee of the Company, is a cousin of Mr. Sulzberger. Dr. Golden is a cousin of Mr. Sulzberger. Due to their family relation to Mr. Sulzberger (and in the case of Mr. Sulzberger, Jr., his previous employment as an executive officer), Dr. Golden and Messrs. Perpich and Sulzberger, Jr. are not considered independent.

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Board Composition and Refreshment
Our Board is composed of directors with a mix of tenure, with longer serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspective to deliberations.
The Nominating & Governance Committee regularly assesses our directors’ mix of skills, experience, tenure and diversity in light of the Company’s long-term strategy and advises the Board of its determinations with respect to Board composition and short- and long-term director refreshment and succession planning. As needed, the Committee identifies and evaluates potential director nominees, taking into consideration the overall needs, composition and size of the Board, as well as the criteria described more fully on page 28 under “Nominating & Governance Committee.”
The Board revised its director retirement policy in 2018. Under this policy, which is set forth in our Corporate Governance Principles, a non-employee director may not stand for re-election following the earlier of (a) his or her 75th birthday or (b) 20 years of service on the Board, unless the Board determines otherwise.
Our Board refreshment has been particularly active in recent years. Four of our seven currently serving independent director nominees this year have served five or fewer years: Messrs. Bhutani and Rogers and Ms. Glaser each joined the Board in 2018; and Ms. Van Dyck joined the Board in 2015.
Board Committees and Audit Committee Financial Experts
The Board has four standing committees: Audit, Compensation, Finance and Nominating & Governance. In February 2020, the Board dissolved its Technology & Innovation Committee, which had assisted the Board in, among other things, reviewing the Company’s overall technology and innovation strategy, including objectives and strategic initiatives. Given the centrality of these matters to the Company’s strategy, this committee’s significant responsibilities were assumed by the Board.
In accordance with applicable NYSE requirements, the Board has determined that all members of the Audit, Compensation and Nominating & Governance Committees are independent and satisfy the relevant independence standards of the Company, the SEC (in the case of the Audit Committee) and the NYSE. See “Board Committees” for committee descriptions and membership.
The Company must disclose annually whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that Mss. Glaser and Toben each qualify as an “audit committee financial expert” as defined by the SEC and satisfy the “financial management expertise” standard of the NYSE. In addition, the Board has determined that every member of the Audit Committee meets the “financial literacy” standard of the NYSE.
Director and Executive Stock Ownership Guidelines
To encourage alignment of the interests of our directors and stockholders, all directors are expected to own stock in the Company equal in value to at least four times the annual Board cash retainer as set from time to time by the Board. Each director is expected to accumulate this stock over an approximately five-year period. Stock units held by a director under any director compensation arrangement are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated. All of our directors are in compliance with these guidelines.
In addition, those executive officers named in the “Summary Compensation Table” are subject to minimum stock ownership guidelines. These guidelines require that the Chief Executive Officer own shares of Class A stock equal in value to five times his annual base salary. All other named executive officers are required to own shares of Class A stock equal in value to two times their annual base salary. Ownership calculations include restricted stock units and vested “in-the-money” options (50% of the in-the-money value of such options is used for this calculation). Potential share payments under long-term performance awards and unvested stock options are not included. An executive officer’s stock holdings are valued at the greater of the fair market value or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). Each executive officer has five years from becoming subject to the guidelines to attain the full holding requirements, with interim annual milestones. If at any time an executive officer does not meet the ownership requirements, he or she is expected to abide by transfer restrictions on Company stock. The Compensation Committee, and the Company’s General Counsel as its delegate, has the authority to determine matters that might arise under the terms of the guidelines, including the discretion to

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waive the ownership guidelines and/or interim milestones upon a showing of good reason. All of our named executive officers are in compliance with these guidelines.
Under our insider trading policy, directors and executive officers generally may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions; hold Company stock in a margin account; or pledge Company stock as collateral for a loan.
Senior Management Evaluation and Succession Planning
In consultation with all non-employee directors, the Compensation Committee annually evaluates the performance of the Chief Executive Officer and the Publisher.
In addition, recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at the Company. The Board conducts annually a detailed review of the Company’s talent strategies, leadership pipeline and succession plans for key senior leadership roles.
Clawback Policy
In the event of a restatement of the Company’s financial statements due to fraud or intentional misconduct, the Board will review performance-based cash and equity compensation awards to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup such awards for performance during the period or periods that are the subject of the restatement.
Codes of Ethics and Employee Hotline
The Company has adopted a Business Ethics Policy applicable to all employees, a code of ethics that applies to the Chief Executive Officer and senior financial officers, and a code of ethics for directors. A printable version of each of these documents is available on our website, as described on page 6.
The Company has established an employee hotline and online reporting tool to allow employees to lodge complaints, confidentially and anonymously, about any accounting, internal control or auditing matter, any potential securities law violation, or any human resources issue.
Independent Compensation Consultant
The Compensation Committee has directly engaged an independent compensation consultant, Exequity LLP (“Exequity”). In preparation for the Committee’s decision-making regarding 2019 compensation levels, Exequity reported on its review of target total compensation for executive officers in relation to a peer group of companies operating in the journalism, media and digital industries, and survey data where applicable. More generally, an Exequity representative regularly attended Compensation Committee meetings and provided general advice on executive and director compensation trends and programs. During the Company’s 2019 fiscal year, Exequity did not provide any services to the Company other than those relating to its role as compensation adviser to the Committee. See “Compensation Committee—Compensation Committee Procedures.”
Communications with Directors
Stockholders may communicate with the Board of Directors care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. Stockholders and other interested parties may also express their concerns to the Company’s non-employee directors or the independent directors by contacting the Presiding Director, care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018.
All such correspondence is handled in accordance with our procedures regarding communications by security holders and other interested parties to the Board of Directors, available on our website, as described on page 6. Such correspondence will be relayed to the appropriate director or directors, unless the Corporate Secretary determines it is primarily commercial in nature, is related to an improper or irrelevant topic or requests general information about the Company.

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BOARD MEETINGS AND ATTENDANCE

Total Board Meetings in 2019:  5
Total Committee Meetings in 2019:  24
2019 Board and Committee Meeting Attendance:  All directors attended 75% or more of the total meetings of the Board and of the committees on which they served.
Annual Meeting Attendance: All directors are generally expected to attend the Company’s annual meeting of stockholders. All directors attended the Company’s 2019 Annual Meeting.

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BOARD COMMITTEES

The Board has four standing committees: Audit, Compensation, Finance and Nominating & Governance. In February 2020, the Board dissolved its Technology & Innovation Committee, which had assisted the Board in, among other things, reviewing the Company’s overall technology and innovation strategy, including objectives and strategic initiatives. Given the centrality of these matters to the Company’s strategy, this committee’s significant responsibilities were assumed by the Board.
The following chart summarizes the principle functions of each standing committee under its charter:

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2019

Audit Doreen Toben, Chair Amanpal S. Bhutani Rachel Glaser	●	Engages the Company’s independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.	6
●
Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and disclosure controls and procedures and major issues regarding accounting principles and practices, including any changes resulting from amendments to the rules of any authoritative body affecting the Company’s financial disclosure.

	●	Meets regularly with the Company’s senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
	●	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
	●	Reviews the Company’s risk assessment and risk management policies and oversees risks related to, among others, financial reporting, internal controls and information security.
●
Reviews the scope of the annual audit plan of the Company’s internal audit department, its progress and results. Reviews the responsibility, organization, resources, competence and performance of the Company’s internal audit department.

	●	Prepares the report to stockholders included in the annual Proxy Statement.

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Name of Committee and Members	Principal Functions of the Committee		Meetings in 2019

Compensation Robert E. Denham, Chair Rachel Glaser John W. Rogers, Jr. Doreen Toben	●	In consultation with all non-employee directors, evaluates the performance of the Chief Executive Officer and the Publisher, and together with the other independent directors, approves their compensation arrangements.	5
	●	Approves compensation arrangements for the Company’s other executive officers, including base salaries, salary increases, participation in incentive compensation plans and equity awards.
●
Reviews and approves and, when appropriate, recommends to the Board for approval, incentive compensation plans for all executive officers and broad-based equity-based plans, subject to stockholder approval if required.

●
Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.

●
Has such responsibilities for administration of the Company’s employee benefit plans as may be delegated by the Board from time to time, and carries out such responsibilities in part by establishing and delegating responsibilities and authority to an ERISA Management Committee.

	●	Has sole authority to engage an executive compensation consultant.
●
Reviews and approves the Compensation Discussion and Analysis, considers the results of the most recent stockholder advisory vote on executive compensation and prepares the report to stockholders included in the annual Proxy Statement.

Finance John W. Rogers, Jr., Chair Robert E. Denham Hays N. Golden	●	Reviews, and makes recommendations to the Board regarding, the Company’s material financial policies, practices and matters, including, without limitation, its dividend policy, investment of cash, stock repurchases and issuances, short- and long-term financings, foreign currency, hedging and derivative transactions, material acquisitions and dispositions, capital expenditures and long-term commitments.	5
●
Has such responsibilities for the management and investment of the Company’s employee benefit plan assets as may be delegated to it by the Board from time to time, and carries out such responsibilities in part by establishing and delegating responsibilities and authority to a Pension Investment Committee.

Nominating & Governance Rebecca Van Dyck, Chair Robert E. Denham Brian P. McAndrews	●	Recommends director nominees for election to the Board.	4
●
Makes recommendations to the Board regarding the structure and composition of the Board Committees, including size and qualifications for membership, director independence, and the designation of a presiding director.

●
Advises the Board on appropriate compensation for non-employee directors. Assesses periodically the Company’s director stock ownership guidelines and the directors’ ownership relative to such guidelines, and makes recommendations as appropriate.

	●	Advises the Board on corporate governance matters.
	●	Reviews and approves or ratifies transactions with related persons if required in accordance with the Company’s policy.
	●	Oversees annual evaluation of the Board.
	●	Has sole authority to engage a search firm to identify director candidates.

THE NEW YORK TIMES COMPANY - P. 27

NOMINATING & GOVERNANCE COMMITTEE

Our Nominating & Governance Committee consists of three non-employee directors: Rebecca Van Dyck, Chair; Robert E. Denham and Brian P. McAndrews. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.
The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, and the designation of a presiding director; recommending nominees to the Board for election; advising the Board on corporate governance matters; and overseeing the evaluation of the Board. The chart set forth in “Board Committees” beginning on page 26 describes the principal functions of the Committee under its charter. A printable version of the charter is available on our website, as described on page 6.
The Committee assesses the Board’s composition each year and, as needed, identifies and evaluates potential director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm used to identify director candidates, including approving its fees and other retention terms. In this regard, from time to time, the Committee has retained a global executive recruiting firm, whose function is to bring specific director candidates to the attention of the Committee.
Consistent with the Company’s Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission, and whether they have time available to devote to Board responsibilities.
The Committee also considers, as one factor among many, the diversity of Board candidates, which may include diversity of skills and experience as well as gender, age, ethnic and geographic diversity. The Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates.
The Committee also considers whether a potential nominee would satisfy:

•	the NYSE’s criteria of director “independence;”

•	the NYSE’s “financial literacy” and “financial management expertise” standards; and

•	the SEC’s definition of “audit committee financial expert.”
Director candidates are evaluated in light of the then-existing composition of the Board, including its overall size and structure, the backgrounds and areas of expertise of existing directors and the relative mix of independent and management directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential director nominees to the Board, and final approval of a candidate is determined by the Board.
Each individual who is standing for election to the Board at the 2020 Annual Meeting is currently a director and was elected by stockholders at the 2019 Annual Meeting. As discussed elsewhere in this Proxy Statement, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock.
In addition, the Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018, and providing the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. The evaluation process for director nominees who are recommended by our stockholders is the same as for any nominee.

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COMPENSATION COMMITTEE

Compensation Committee Procedures
Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of four non-employee directors: Robert E. Denham, Chair; Rachel Glaser; John W. Rogers, Jr. and Doreen Toben. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.
The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our website, as described on page 6. The chart set forth in “Board Committees” beginning on page 26 describes the principal functions of the Committee under its charter.
Together with the other non-employee members of the Board, the Committee evaluates the performance of the Chief Executive Officer and Publisher and, together with the other independent directors, approves their compensation. In addition, the Committee approves all compensation for our other executive officers and discusses with management in general terms the compensation of non-executive employees.
The Committee has delegated the authority to make equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters.
Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in preparation for its decision-making regarding 2019 compensation, the Committee directly engaged an independent compensation consultant, Exequity. Exequity reported on its review of target total compensation for executive officers in relation to a peer group of companies operating in the journalism, media and digital industries, and survey data where applicable. Exequity also provided general advice on executive and director compensation trends and programs. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling.
During the Company’s 2019 fiscal year, Exequity did not provide any services to the Company other than those relating to its role as compensation adviser to the Committee. After considering the factors required by NYSE rules, the Committee is satisfied that Exequity is independent.
The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for the executive officers who report to him. The Company’s human resources, legal, controller and treasury departments support the Committee in its work.
Throughout the year, the Committee meets to discuss the Company’s executive compensation and benefits programs and related matters. Each year, the Committee generally takes the following actions:

•
together with the other independent directors of the Board, approves the compensation of the Chief Executive Officer and the Publisher, including setting salaries and approving annual and long-term incentive potentials;

•	approves compensation for the other executive officers;

•	sets financial targets for annual incentive and long-term performance awards; and

•	approves awards of equity-based compensation for eligible employees.
In addition, each February, the Committee meets to determine the achievement of performance goals for the recently completed annual and long-term performance periods and approve the payment of those awards. Other meetings are scheduled throughout the year as the Committee deems appropriate.
The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled “Compensation of Executive Officers—Compensation Discussion and Analysis,” and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under “Compensation of Executive Officers” on page 35.

THE NEW YORK TIMES COMPANY - P. 29

Compensation Committee Interlocks and Insider Participation
No member of the Committee is now, or was during 2019 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2019 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.
AUDIT COMMITTEE REPORT

To the Stockholders of The New York Times Company:
The Audit Committee consists of three non-employee directors: Doreen Toben, Chair; Amanpal S. Bhutani and Rachel Glaser. The Board of Directors has determined that:

•	each Committee member is “independent” under the listing standards of the NYSE and is “financially literate” as defined by the NYSE;

•	Mss. Toben and Glaser satisfy the “financial management expertise” standard, as required by the NYSE; and

•	Mss. Toben and Glaser are “audit committee financial experts” as defined by the SEC.
The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. A printable version of the charter is available on our website, as described on page 6. The chart set forth in “Board Committees” on pages 26-27 describes the principal functions of the Committee under its charter.
Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of (i) the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and (ii) the Company’s internal control over financial reporting, and for issuing its reports thereon.
The Committee is responsible for assisting the Board in monitoring (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; and (v) the Company’s systems of disclosure controls and procedures and internal control over financial reporting.
In addition, the Committee’s charter requires that the Committee review the Company’s policies with respect to risk assessment and risk management. As part of its responsibilities for oversight of the Company’s enterprise risk management program, the Committee annually reviews and discusses an assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to mitigate them.
The Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters or potential securities law violations, and the confidential and anonymous submission by Company employees of concerns regarding such matters.
The Committee is responsible for the appointment, compensation and oversight of Ernst & Young. As part of its oversight function, the Committee has adopted certain policies to ensure that Ernst & Young’s provision of services does not impair the firm’s independence. Each year, the Committee considers whether to reappoint Ernst & Young, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm. As part of this process, the Committee considers, among other things, the continued independence of Ernst & Young, the depth of the firm’s and audit team’s experience, and the quality and efficiency of the services provided by Ernst & Young.
During 2019, the Committee met six times and held separate discussions with management, the Company’s internal auditors and Ernst & Young. The full Committee reviews with management and Ernst & Young the earnings announcements and quarterly financial statements for each of the first three quarters. The Committee’s Chair, as the

THE NEW YORK TIMES COMPANY - P. 30

representative of the Committee, discusses the Company’s fourth-quarter and full-year earnings announcement with the Company’s Chief Financial Officer, its Chief Accounting Officer and Ernst & Young prior to public release; other members of the Committee also generally participate in this discussion. In addition, the Committee reviews with management and Ernst & Young the Company’s annual financial statements. The Committee also reviews and discusses the Company’s compliance with the requirements of the Sarbanes-Oxley Act with respect to internal control over financial reporting.
Management has represented to the Committee that the Company’s 2019 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management, the Company’s internal auditors and Ernst & Young the Company’s 2019 annual consolidated financial statements and Ernst & Young’s audit report thereon, and Ernst & Young’s audit report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management the annual report of management on the Company’s internal control over financial reporting.
The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standard No. 1301 (formerly No. 16), Communication with Audit Committees, as adopted by the PCAOB, including, among other items, matters related to the conduct of the audit of the Company’s 2019 annual consolidated financial statements.
In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the PCAOB regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young their firm’s independence from the Company and management.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, for filing with the SEC.
The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2020.
Doreen Toben, Chair
Amanpal S. Bhutani
Rachel Glaser

THE NEW YORK TIMES COMPANY - P. 31

DIRECTORS’ COMPENSATION

2019 Compensation of Non-Employee Directors
Our goal in setting compensation for our non-employee directors is to remain competitive in attracting and retaining high quality directors. Compensation for our non-employee directors for 2019 had the following components: cash compensation, consisting of annual retainers for non-employee Board members, Committee Chairs, Committee members and the Presiding Director; and equity compensation in the form of restricted stock units for all non-employee Board members.
Each year, management reports to the Nominating & Governance Committee on non-employee director compensation and makes recommendations with respect to the amount and form of compensation for non-employee directors. In 2018, the Nominating & Governance Committee also received a report from Exequity, the Compensation Committee’s independent compensation consultant, analyzing prevailing trends in director compensation. Based on this review, the Nominating & Governance Committee recommended, and the Board approved, effective January 1, 2019, (i) an increase of the annual Board cash retainer from $50,000 to $60,000, (ii) an increase of the annual cash Presiding Director retainer from $20,000 to $25,000, and (iii) an increase in the grant date fair value of the annual grant of restricted stock units for Class A stock from $100,000 to $113,000.
The Nominating & Governance Committee and the Board believe that our non-employee director compensation program is appropriately aligned with long-term stockholder interests because directors are subject to stock ownership guidelines (four times the annual Board cash retainer), and the shares of Class A stock payable in respect of vested restricted stock units are not delivered until a director leaves the Board.
Cash Compensation. In 2019, we paid an annual cash retainer (in quarterly installments) to non-employee Board members, Committee Chairs and Committee members and the Presiding Director as follows:

•	Annual cash Board retainer of $60,000;

•	Annual cash Committee Chair retainer of $10,000;

•	Annual cash Committee retainers in the following amounts:
— Audit—$20,000
— Compensation—$10,000
— Finance—$10,000
— Nominating & Governance—$6,000
— Technology & Innovation—$6,000; and

•	Annual cash Presiding Director retainer of $25,000.
Our Chairman receives the same compensation paid to other non-employee directors.
Restricted Stock Units. On the date of the 2019 Annual Meeting, the Company granted 3,447 restricted stock units for Class A stock (with a grant date fair value of $113,000) to each non-employee director. These restricted stock units will vest on the date of the 2020 Annual Meeting (assuming continued service on the Board of Directors until that date), and the underlying shares of Class A stock will be distributed to each non-employee director upon his or her retirement from the Board. Each non-employee director’s account is credited with additional restricted stock units with a value equal to the amount of all dividends paid on the Company’s Class A stock.
Expenses. We reimburse reasonable expenses incurred for attendance at Board and Committee meetings and director orientation or other relevant educational programs.

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Non-Employee Director Compensation Table
The total 2019 compensation of our non-employee directors is shown in the following table.

Name (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2,3] ($) (c)	Option Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (h)
Amanpal S. Bhutani	86,000	113,000	—	—	199,000
Robert E. Denham	104,448	113,000	—	—	217,448
Rachel Glaser	90,000	113,000	—	—	203,000
Hays N. Golden	70,000	113,000	—	—	183,000
Steven B. Green[4]	23,654	—	—	10,000	33,654
Joichi Ito[5]	64,500	113,000	—	—	177,500
James A. Kohlberg[4]	29,060	—	—	10,000	39,060
Brian P. McAndrews	98,621	113,000	—	—	211,621
John W. Rogers, Jr.	86,648	113,000	—	—	199,648
Arthur Sulzberger, Jr.	60,000	113,000	—	—	173,000
Doreen Toben	100,000	113,000	—	—	213,000
Rebecca Van Dyck	82,000	113,000	—	—	195,000

1.
Includes a Presiding Director retainer for each of Messrs. Denham and McAndrews and a Committee Chair retainer for each of Mss. Toben and Van Dyck and Messrs. Denham, McAndrews and Rogers. The cash retainers for Messrs. Green, Ito and Kohlberg were prorated for partial year service, as applicable.

2.
Included in the “Stock Awards” column is the aggregate grant date fair value of the discretionary grant of restricted stock units made to each non-employee director on May 2, 2019, under the 2010 Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of such awards is estimated as $113,000.

3.	The following table shows the aggregate unvested restricted stock units and phantom stock units outstanding at December 29, 2019, for each non-employee director:

Name	Aggregate Unvested Restricted Stock Units Outstanding at December 29, 2019 (#)[a]	Aggregate Phantom Stock Units Outstanding at December 29, 2019 (#)[b]
Amanpal S. Bhutani	3,456	—
Robert E. Denham	3,456	37,023
Rachel Glaser	3,456	—
Hays N. Golden	3,456	—
Brian P. McAndrews	3,456	16,313
John W. Rogers, Jr.	3,456	—
Arthur Sulzberger, Jr.	3,456	—
Doreen Toben	3,456	79,990
Rebecca Van Dyck	3,456	—

(a)
Includes aggregate number of unvested restricted stock units, including unvested restricted stock units credited to each non-employee director’s account in respect of cash dividends paid on the Class A stock in 2019. Additional unvested restricted stock units were credited to each non-employee director’s account in January 2020 in respect of the Company’s fourth quarter cash dividend.

(b)
Prior to 2015, a discretionary grant of phantom Class A stock units was credited to each non-employee director’s account under the Directors’ Deferral Plan on the date of the Company’s annual meeting. Aggregate phantom stock units outstanding reflect grants prior to the termination of the Directors’

THE NEW YORK TIMES COMPANY - P. 33

Deferral Plan in December 2014, and include amounts credited in 2019 in connection with dividend equivalents, which are initially held as cash and converted to phantom stock units as of the date of the Company’s next succeeding annual meeting. Cash accounts are also credited with interest at a market rate. Subsequent to a non-employee director’s resignation, we pay him or her the cash value of amounts accumulated in his or her account.

4.	The amount for each of Messrs. Green and Kohlberg represents a one-time $10,000 donation made in his honor to a nonprofit organization upon his retirement from the Board.

5.
Mr. Ito resigned from the Board in September 2019. Pursuant to the terms of the 2010 Incentive Plan, Mr. Ito’s unvested 2019 restricted stock unit award was canceled as a result of his departure prior to the date of the 2020 Annual Meeting.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company maintains directors’ and officers’ liability insurance effective July 1, 2019, with an expiration date of July 1, 2020. The program was purchased at an annual cost of approximately $870,000. The insurance companies providing directors’ and officers’ liability insurance are Zurich American Insurance Company, Chubb - ACE American Insurance Company, Travelers Casualty and Surety Company of America, Sompo - Endurance American Insurance Company, Swiss Re - North American Specialty Insurance Company, CNA - Continental Casualty Company, Nationwide - National Casualty Company, Allied World Assurance Company (U.S.), Inc., Great American Insurance Company and Berkley Insurance Company - US.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Company management the “Compensation Discussion and Analysis” appearing below, and based on this review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2019 Annual Report on Form 10-K.
Robert E. Denham, Chair
Rachel Glaser
John W. Rogers, Jr.
Doreen Toben
Compensation Discussion and Analysis
We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

•	to drive performance through the achievement of short-term and long-term objectives;

•	to link our executives’ total compensation to the interests of our stockholders and to drive the creation of value for stockholders over the long term; and

•	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.
The discussion below analyzes 2019 executive compensation for the following executive officers whose compensation is set out in the Summary Compensation Table (our “named executive officers”):

•	Mark Thompson, President and Chief Executive Officer;

•	A.G. Sulzberger, Publisher, The New York Times;

•	Roland Caputo, Executive Vice President and Chief Financial Officer;

•	Meredith Kopit Levien, Executive Vice President and Chief Operating Officer; and

•	Diane Brayton, Executive Vice President, General Counsel and Secretary.
Executive Summary
Executive Compensation Governance
Key executive compensation practices are summarized below. We believe these practices promote good governance and align the interests of our executive officers with the interests of our stockholders.

What we DO:

•	The Compensation Committee consists solely of independent directors, notwithstanding an exemption from NYSE rules available to us as a controlled company.

•
Each year, the Compensation Committee approves the compensation for the Company’s executive officers. For the Chief Executive Officer and the Publisher, the final compensation decisions are made by the independent members of our Board of Directors.

•
The Compensation Committee’s independent compensation consultant, Exequity, is retained directly by the Committee and performs services in support of the Committee. The Compensation Committee’s charter authorizes it to engage such consultants and advisors as it determines to be appropriate.

•
At the direction of the Compensation Committee, management reaches out to significant stockholders periodically to solicit comments on executive compensation matters, and the Committee takes this stockholder feedback into account in designing executive compensation.

THE NEW YORK TIMES COMPANY - P. 35

•
Each year the Compensation Committee conducts a review of the Company’s executive compensation program to ensure that it does not create risks that are reasonably likely to have a material adverse effect on the Company.

•	Equity and performance-based cash awards to executives are made under the Company’s 2010 Incentive Plan, which:

◦	prohibits the repricing of any stock option or stock appreciation right without stockholder approval; and

◦
does not contain an “evergreen” share reserve, meaning that the shares of Class A stock reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding shares.

•	Our proposed 2020 Incentive Plan places similar prohibitions on the repricing of stock options and stock appreciation rights, and does not contain an “evergreen” share reserve.

•	The Company has in place meaningful stock ownership guidelines for its named executive officers to further align their interests with those of our stockholders.

•	The Company’s executive officers are subject to a compensation recoupment or “clawback” policy.

What we DO NOT DO:

•
The Company’s executive officers may not engage in short-term, speculative trading in Company stock, including hedging or other derivative transactions, hold Company stock in a margin account or pledge Company stock as collateral for a loan.

•	The Company does not provide so-called tax “gross-ups” for its executive officers.

•	The Company does not have individual employment agreements or change in control agreements with its named executive officers.

•	The Company does not provide significant perquisites for executive officers.
Compensation Highlights
In 2019, the Company continued to focus on strategic goals intended to enhance long-term stockholder value, including further growth of our digital subscription base and innovation of our products, while maintaining our focus on cost management.
Our paid digital subscription model has created a meaningful revenue stream since it launched in 2011. We ended 2019 with 4.4 million paid digital-only subscriptions, and revenues from our digital-only subscription packages increased 15% year-over-year to $460 million. We had approximately 5.3 million total subscriptions to our products as of December 29, 2019, more than at any point in our history. We believe that the continued growth in digital-only subscriptions demonstrates the success of our strategy and willingness of our readers to pay for high-quality journalism.
During the year, we continued to make significant investments in our journalism, brand and products, while taking steps to position our organization for further growth. Management also continued to strengthen the Company’s liquidity position and debt profile in 2019 and as of December 29, 2019, the Company had no remaining debt.
These efforts took place while we continued to maintain the highest standards of journalism, highlighted by numerous awards and accolades.
Looking ahead, we will work to continue to grow and transform our business through further innovation of our products, strengthening of our engagement with readers both in the United States and around the world, and prudent fiscal management.

THE NEW YORK TIMES COMPANY - P. 36

Details of our 2019 financial results appear in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019.
In 2019 and 2020, the key highlights with respect to the Company’s executive compensation program were as follows:

•
Annual Incentive Compensation: The portion of 2019 annual incentive awards for our executive officers based on financial performance (an adjusted operating profit target) was earned at 126% of target. See “—Executive Compensation—Annual Incentive Compensation.”

•
Long-Term Performance Award Program: Compensation for 2019 included a payout under the 2017-2019 long-term performance award program. The portion of the award based on cumulative adjusted operating profit (60% of the executives’ target award; half paid in Class A stock and half paid in cash) was earned at 152% of target, and the portion based on relative total stockholder return (40% of the executives’ target; payable in Class A stock) was earned at 200% of the target. See “—Executive Compensation—Long-Term Incentive Compensation.”

•
Proposed Incentive Plan: In February 2020, the Committee approved the 2020 Incentive Plan, which is intended to replace the current 2010 Incentive Plan that will expire in April 2020. Adoption of the 2020 Incentive Plan must be approved by the stockholders of the Company at the 2020 Annual Meeting. The 2020 Incentive Plan will enable the Committee to provide compensation for executives comparable to that now provided under the existing plan. See “Proposal 2— Adoption of The New York Times Company 2020 Incentive Compensation Plan.

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Compensation-Setting Process
The Compensation Committee, which consists solely of independent directors, is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. Each year, the Committee approves the compensation for the Company’s executive officers other than the Chief Executive Officer and Publisher, for whom final compensation decisions are made by the independent members of our Board of Directors, in consultation with the other non-employee directors.
The Committee generally reviews employee compensation matters with management. Our human resources, legal, controller and treasury departments support the Committee in its work and help administer our compensation programs. The members of the Committee also familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity, the Committee’s independent compensation advisor, and the review of market data and other information about relevant market practices. In addition, the Committee has directed management to meet with representatives of significant stockholders to solicit their feedback on executive compensation matters.
A discussion of the composition and procedures of the Committee, including the role of Exequity, is set forth above under “Compensation Committee—Compensation Committee Procedures” on page 29.
Components of Compensation
To achieve our compensation objectives, the Committee structured 2019 executive compensation to have the following components, each of which is discussed in more detail below. The compensation structure is performance-oriented, with “at risk” compensation consisting of annual and long-term incentive programs designed to link the compensation of our named executive officers to the overall success of the Company and support the Company’s business strategy and performance.

Pay Component	Structure and Intended Purpose
Fixed
Salary	Fixed cash component designed to compensate individual for responsibility level of position held.
Variable or “at risk”
Annual incentive compensation, consisting of performance-based cash awards
Performance-based awards payable in cash designed to motivate and reward an individual’s contributions to the achievement of short-term objectives by linking compensation to the achievement of the Company’s budgeted adjusted operating profit objective for the year, as well as individual operational and strategic goals. Target payout is set as a percentage of salary, with higher percentages for individuals with greater responsibility. See “—Executive Compensation—Annual Incentive Compensation.”

Long-term incentive compensation, consisting of performance-based cash and stock awards
Performance-based awards payable in cash and shares of Class A stock designed to reinforce the relationship between pay and performance by linking compensation to the achievement of three-year performance goals based on adjusted operating profit and relative total stockholder return. Target payouts are set at specific amounts of cash and shares, with higher targets for individuals with greater responsibility.

Other benefits
●
Employee benefit plans available to substantially all employees, including medical, life insurance and disability plans, and a Company 401(k) Plan that provides a match on employee contributions and discretionary profit-sharing contributions.

●
Certain executives are participants in two unfunded non-qualified defined contribution plans, one of which was frozen as of December 31, 2013, and two unfunded non-qualified defined benefit plans that were frozen as of December 31, 2009.

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The following charts show the components of target compensation established for our CEO and our other named executive officers for 2019 as well as the percentage of total variable or “at risk” compensation:

79% variable or “at risk” compensation	66% variable or “at risk” compensation
Key Factors in Setting Compensation
In setting or recommending the amount of each component of an executive’s compensation and considering his or her overall compensation package, the Committee evaluates each of the following factors:

•
Benchmarking—Each year, the Committee reviews market data for executives in positions comparable to Company executives through a process developed with Exequity, its independent compensation consultant. In preparation for its decision-making regarding 2019 compensation levels, in 2018, the Committee re-examined its approach and developed a new peer group of 20 companies operating in the journalism, media and digital industries. The Committee believes this new peer group more closely aligns with the Company’s industry and relevant operating characteristics. This new peer group includes 12 common companies from the previous year, eight additions (marked with an asterisk) and three deletions. In December 2018, the Committee reviewed data provided from the Willis Towers Watson 2018 Media Executive Compensation Survey and publicly disclosed compensation data in annual proxy statements of these peers. To the extent data was not available for companies within the peer group, the Committee reviewed broad media data from Willis Towers Watson 2018 Media Executive Compensation Survey, which included 60 companies that fit within an all-media industry category.

AMC Networks*	Meredith Corporation	The E.W. Scripps Company
Discovery Communications, Inc.	News Corporation	Tribune Media Company
Gannett Co., Inc.	Nexstar Media Group*	Tribune Publishing Company
Hearst Corporation	Scholastic Corporation	Turner Broadcasting System, Inc.
IAC/InterActiveCorp*	Scripps Networks Interactive, Inc.	Yelp*
John Wiley & Sons*	Sinclair Broadcast Group*	Zillow Group*
j2 Global*	TEGNA Inc.
In setting compensation for executives, the Committee reviews, among other factors, target total compensation for the Company’s executives in relation to the peer group’s 50th percentile. Individual total target compensation may be higher or lower than the 50th percentile based on a number of factors, including experience and tenure, retention and succession planning considerations, challenges in matching a particular role at the Company to commonly benchmarked positions and year-to-year swings in the market reference data.

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•
Performance—The Committee ties a substantial portion of each named executive officer’s total potential compensation to Company performance, as well as a portion to individual performance. All executive officers, including the named executive officers, are eligible for annual and long-term incentive compensation that reinforces the relationship between pay and performance by linking compensation to the achievement of important short- and long-term Company performance targets. These targets are set by the Committee in advance based on the Company’s objectives as set out in its operating budget and long-term projections. To ensure that the executives more responsible for development of the Company’s strategic plan are held more accountable for its successful execution, the portion of total compensation delivered in variable, performance-based awards varies directly in relation to each executive’s level of responsibility and hierarchy among the leadership team.

For those executives who report to the Chief Executive Officer, the Committee takes into consideration Mr. Thompson’s review of their performance during the year.

•
Internal Pay Equity—The Committee’s approach to compensation is that executives holding comparable positions of responsibility should have similar compensation opportunities, adjusted to reflect their responsibilities and role within the Company and recognizing that actual rewards earned should reflect achievement of individual objectives.

In setting compensation for 2019, the Committee reviewed tally sheets detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios, as described in “—Payment Upon Termination or Change in Control Table.” At the completion of this review, the Committee concluded that the amounts of compensation to be paid were appropriate and reasonable in light of the factors discussed above.
Setting Performance Goals
A substantial portion of each named executive officer’s compensation depends on the achievement of specific incentive targets that are directly linked to short- or long-term performance objectives. Performance is measured against the Company’s annual operating budget and the Company’s long-term projections (with respect to the applicable three years), which are developed and submitted to the Board by management annually and are based on an assessment of the state of the business and the industry and expectations regarding annual and long-term performance. The annual budgets and long-term projections set financial performance objectives that management believes are aggressive but achievable based on the underlying strategic and operating assumptions regarding revenue, expense projections and investment initiatives. Historically, the Committee has set a target performance level for a 100% payout at the same level as the relevant objective. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels would reflect a strong performance on the part of the executive officers and that payment of the maximum amounts would occur only upon the achievement of results substantially in excess of internal and market expectations at the time the targets are set.
Operating budgets and long-term projections are created independent of, and therefore the financial performance targets generally exclude, the effect of certain non-recurring or non-operational events.
Executive Compensation
Salaries
Salaries for executive officers are reviewed annually and are intended to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance. For 2019, the Committee reviewed executive officer salaries and made certain adjustments based on the Committee’s consideration of these factors. The salaries paid to our named executive officers during 2019 appear in column (c) of the Summary Compensation Table.

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Annual Incentive Compensation
In February 2019, the Compensation Committee set 2019 annual incentive targets for all executives, including the named executive officers, as a percentage of salary. The target percentages were set taking into account a number of factors, including prevailing external practices, the Committee’s consideration of the nature of the position and internal pay equity concerns. Generally, the more responsible the executive officer’s position, the higher the target percentage. For the named executive officers, target amounts ranged from 70% to 100% of base salary.
The Committee structured 2019 annual incentive compensation, payable in cash, for executives, including the named executive officers, as follows:

2019 Annual Incentive Compensation
Component	Measure	Percentage
Financial target	Adjusted Operating Profit[1]	75%
Individual target	Assessment of achievement measured against predetermined operational and strategic goals	25%

1.
Adjusted Operating Profit is defined as (i) revenues less (ii) total operating costs (excluding severance, depreciation and amortization and multiemployer pension plan withdrawal costs), adjusted to exclude the effect of any acquisitions and dispositions.

Financial Component
The Committee believes that adjusted operating profit is a valuable measure of our performance for compensation purposes because it facilitates comparisons with historical operating performance on a consistent basis. In addition, adjusted operating profit is a measure often used by investors, analysts and others to assess Company performance, and thus serves to align the interests of our executives with those of our stockholders.
Our 2019 budget, and as a result, the performance targets, took into account, among other factors, a projected challenging print advertising environment and planned investment in various initiatives. The performance level for a 100% payout of the financial component was set at the operating budget objective, with potential payouts ranging from zero to 200% of target based upon a predetermined performance scale. The Company’s actual 2019 adjusted operating profit resulted in a payout of 126% for the portion of the annual incentive awards based on financial performance. The following table sets out the 2019 adjusted operating profit targets and achievement level.

2019 Financial Performance Component
(dollars in thousands)	2019 Financial Target for Minimum (10%) Payout ($)	2019 Financial Target for 100% Payout ($)	2019 Financial Target for Maximum (200%) Payout ($)	2019 Actual ($)	Resulting Payout Percentage
Adjusted operating profit[1]	186,988	233,238	279,488	248,368	126%

1.	See Appendix A for the calculation of 2019 adjusted operating profit.

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Individual Component
As noted above, 25% of annual incentive compensation depended upon an assessment of the executive’s individual achievement with respect to operational and strategic goals. In its review, the Committee took into account each executive’s responsibility for the Company’s overall performance, as well as, for Mr. Caputo and Mss. Kopit Levien and Brayton, Mr. Thompson’s recommendation. In particular, the Committee took into account, with respect to (i) Messrs. Thompson and Sulzberger, their continued success in providing strategic direction for the Company; (ii) for Mr. Caputo and Ms. Kopit Levien, their transformational contributions to the success of the business in 2019; and (iii) for Ms. Brayton, her significant contributions as general counsel as the organization continues to evolve. The Committee assessed the individual achievement of each of the named executive officers as follows:

Name	Individual Achievement
Mark Thompson	135%
A.G. Sulzberger	135%
Roland Caputo	150%
Meredith Kopit Levien	150%
Diane Brayton	125%
Resulting 2019 Annual Incentive Payouts
The following table sets out, for each named executive officer, the 2019 base annual salary and the 2019 target, potential maximum and actual annual incentive amounts, in dollars and as a percentage of the executive’s 2019 base salary.

Name	Target ($) (% of base salary)		Potential Maximum ($) (% of base salary)		Actual ($) (% of base salary)
Mark Thompson	1,050,779	100%	2,101,558	200%	1,347,624	128%
A.G. Sulzberger	564,682	94%	1,129,364	188%	724,205	121%
Roland Caputo	409,774	69%	819,548	138%	540,902	90%
Meredith Kopit Levien	788,084	100%	1,576,168	200%	1,040,271	131%
Diane Brayton	394,090	69%	788,180	138%	495,569	86%
2020 Annual Incentive Compensation
The Committee structured 2020 annual cash incentive compensation for executives based on a similar allocation of 75% for financial performance and 25% for individual goals. Performance targets will again be based on adjusted operating profit, and the Committee has set target amounts for each executive officer as a percentage of base salary.
Long-Term Incentive Compensation
The Committee makes annual awards under a long-term incentive compensation program that provides executives the opportunity to earn cash and shares of Class A stock at the end of three-year performance cycles based on the achievement of specified performance goals. The Committee believes this program aligns the interest of executives with the fulfillment of our long-term strategic objectives and rewards them in relation to the achievement of these goals.
In 2019, long-term incentive compensation consisted of the grant of long-term performance-based awards for the 2019-2021 performance cycle and the payout of the 2017-2019 long-term performance-based awards.
Long-Term Performance Awards for 2019-2021
For the 2019-2021 performance cycle, long-term awards are based on the achievement of specified goals under two performance measures:

•	Cumulative adjusted operating profit: represents 60% of an executive’s target award, with half paid in Class A stock and half paid in cash; and

•
Relative total stockholder return, or “TSR,” of the Company: represents 40% of an executive’s target award and is paid in Class A stock. This metric, referred to as “Relative TSR,” compares the Company’s TSR over the

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three-year period relative to the TSR of the companies in the Standard & Poor’s 500 Stock Index as of the beginning of the performance period.
The components of the long-term performance awards are illustrated below:
Adjusted Operating Profit Component
The Committee believes that adjusted operating profit is a strong reflection of the Company’s underlying operating performance. The selection of this financial measure for the three-year performance cycle is intended to focus management on normalized operating profit, which allows the Company to make critical investments in its long-term growth strategy. This metric is a valuable measure of performance for compensation purposes because it facilitates comparisons of historical operating performance on a consistent basis and is often used by investors, analysts and others.
For the adjusted operating profit awards, potential payouts range from zero to 200% of each of the target cash and target shares based upon a predetermined performance scale.
Relative TSR Component
The Committee believes that the Relative TSR metric encourages management to focus on the Company’s overall performance and value creation for its stockholders over a longer-term (three-year) period and provides an appropriate balance to the internally focused adjusted operating profit metric. In selecting a performance peer group for the Company’s Relative TSR metric, the Committee considered several criteria, including the importance of measurement against companies that compete with the Company, the size and number of companies within the benchmarking group, the reputation and credibility of companies in the group, and the relevance of those companies to the Company’s business. The Committee concluded that the use of the Standard & Poor’s 500 Stock Index satisfies key criteria: the index itself is highly reputable, including the largest U.S. companies by market capitalization; information about index performance is widely available; it includes competitor companies; and the number of companies is large enough as to minimize the possibility that relative performance would be distorted by consolidation or unusual performance by a small number of companies.
For the Relative TSR awards, potential payouts range from zero to 200% of the target amount of shares based on the percentile ranking of the Company’s TSR compared with that of each company in the index, as follows:

TSR	Payout as Percentage of Target
75th percentile or above	200%
50th percentile	100%
25th percentile	30%
Below 25th percentile	0%

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Payout percentages are interpolated between performance levels. If the Company’s TSR for the three-year performance period is below the 25th percentile, the participating executives will not receive any portion of the award based on TSR.
Notwithstanding the schedule above, the maximum payout cannot exceed 100% of the target number of shares if the Company’s TSR is negative over the performance period, regardless of the Company’s percentile ranking. Further, the total value of the award to be paid in Class A stock (i.e., the number of shares earned multiplied by the fair market value of the Class A stock on the date of the distribution) cannot exceed 400% of the dollar amount of the target award opportunity related to such share-based award.
Potential Awards
The following table shows the target and maximum potential awards of cash and shares of Class A stock for the 2019-2021 performance cycle for each of the named executive officers. The target share amounts were calculated by dividing the target dollar value by a fair value estimated using the average stock price over the 20 trading days prior to the grant date.

		Target			Maximum
Name	Metric	Shares (#)	Cash Value ($)	Total Target Value ($)	Shares (#)	Cash Value ($)	Total Target Value ($)
Mark Thompson	Adjusted Operating Profit (Cash)		900,000	900,000		1,800,000	1,800,000
	Adjusted Operating Profit (Shares)	30,952		900,000	61,904		1,800,000
	Relative TSR Shares	49,598		1,200,000	99,196		2,400,000
	Total $ Value			3,000,000			6,000,000
A.G. Sulzberger	Adjusted Operating Profit (Cash)		225,000	225,000		450,000	450,000
	Adjusted Operating Profit (Shares)	7,738		225,000	15,476		450,000
	Relative TSR Shares	11,705		300,000	23,410		600,000
	Total $ Value			750,000			1,500,000
Roland Caputo	Adjusted Operating Profit (Cash)		225,000	225,000		450,000	450,000
	Adjusted Operating Profit (Shares)	7,738		225,000	15,476		450,000
	Relative TSR Shares	12,400		300,000	24,800		600,000
	Total $ Value			750,000			1,500,000
Meredith Kopit Levien	Adjusted Operating Profit (Cash)		300,000	300,000		600,000	600,000
	Adjusted Operating Profit (Shares)	10,317		300,000	20,634		600,000
	Relative TSR Shares	16,533		400,000	33,066		800,000
	Total $ Value			1,000,000			2,000,000
Diane Brayton	Adjusted Operating Profit (Cash)		138,000	138,000		276,000	276,000
	Adjusted Operating Profit (Shares)	4,746		138,000	9,492		276,000
	Relative TSR Shares	7,605		184,000	15,210		368,000
	Total $ Value			460,000			920,000

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Long-Term Performance Awards for 2017-2019
For the 2017-2019 long-term performance cycle, potential payouts were based on the achievement of specified goals under the same two performance measures described above with respect to the 2019-2021 awards:

•	Cumulative adjusted operating profit: represented 60% of an executive’s target award, with half paid in Class A stock and half paid in cash; and

•	Relative TSR: represented 40% of an executive’s target award and payable in Class A stock.
Cumulative Adjusted Operating Profit Component
For this component, potential payouts could range from zero to 200% based upon performance against predetermined targets. The following table sets out the cumulative adjusted operating profit targets and achievement level for the 2017-2019 long-term performance cycle:

Measure	Cumulative ($) (in thousands)
Threshold adjusted operating profit (0% payout below threshold)	651,500
Target adjusted operating profit (100% payout)	751,500
Maximum adjusted operating profit (200% payout)	851,500
Actual adjusted operating profit[1]	803,282

1.	See Appendix A for the calculation of adjusted operating profit for 2017-2019.
The Company’s achievement of 2017-2019 cumulative adjusted operating profit resulted in a payout of the portion of the award based on adjusted operating profit at 152% of target.
Relative TSR Component
The Company’s TSR for 2017-2019 was 147.79%, which ranked in the 96th percentile relative to the companies in Standard & Poor’s 500 Stock Index at the beginning of the period. As a result, the payout of the portion of the 2017-2019 award based on Relative TSR was at 200% of target.

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Resulting 2017-2019 Long-Term Performance Payout
The following table shows the target potential payments and the actual awards earned based on results over the 2017-2019 long-term performance cycle.

		Target			Actual
Name	Metric	Shares (#)	Cash Value ($)	Total Target Value[1] ($)	Shares (#)	Cash Value ($)	Total Award Value[2] ($)
Mark Thompson	Adjusted Operating Profit (Cash)		900,000	900,000		1,368,000	1,368,000
	Adjusted Operating Profit (Shares)	41,822		900,000	63,569		2,440,414
	Relative TSR Shares	55,762		1,200,000	111,524		4,281,406
	Total	97,584	900,000	3,000,000	175,093	1,368,000	8,089,820
A.G. Sulzberger	Adjusted Operating Profit (Cash)		45,000	45,000		68,400	68,400
	Adjusted Operating Profit (Shares)	2,091		45,000	3,178		122,003
	Relative TSR Shares	2,788		60,000	5,576		214,063
	Total	4,879	45,000	150,000	8,754	68,400	404,466
Roland Caputo	Adjusted Operating Profit (Cash)		90,000	90,000		136,800	136,800
	Adjusted Operating Profit (Shares)	4,182		90,000	6,357		244,045
	Relative TSR Shares	5,576		120,000	11,152		428,125
	Total	9,758	90,000	300,000	17,509	136,800	808,970
Meredith Kopit Levien	Adjusted Operating Profit (Cash)		272,904	272,904		414,814	414,814
	Adjusted Operating Profit (Shares)	12,333		272,904	18,746		719,659
	Relative TSR Shares	16,445		363,872	32,890		1,262,647
	Total	28,778	272,904	909,680	51,636	414,814	2,397,120
Diane Brayton	Adjusted Operating Profit (Cash)		90,000	90,000		136,800	136,800
	Adjusted Operating Profit (Shares)	4,182		90,000	6,357		244,045
	Relative TSR Shares	5,576		120,000	11,152		428,125
	Total	9,758	90,000	300,000	17,509	136,800	808,970

1.
The “Total Target Value” reflects the value of the Adjusted Operating Profit Shares and Relative TSR Shares at $21.52, calculated on the grant date using a Monte Carlo valuation. The “Total Target $ Value” for Ms. Kopit Levien also includes an additional grant awarded upon her promotion in June 2017. This portion of the grant awarded on June 7, 2017, reflects a Monte Carlo valuation of $27.19.

2.	The “Total Award $ Value” reflects the value of the Adjusted Operating Profit Shares and Relative TSR Shares at vesting (calculated using $38.39, the closing price on February 24, 2020).
Long-Term Incentive Compensation for 2020-2022
The Committee structured 2020-2022 long-term incentive compensation as a similar opportunity for executives to earn cash and shares of Class A stock at the end of the three-year performance cycle, with payout tied to the achievement of performance-based goals, again based on cumulative adjusted operating profit and Relative TSR.
Other Elements of Executive Compensation
All executives are eligible to participate in the Company 401(k) Plan, and certain executives, including certain named executive officers, are participants in The New York Times Company Supplemental Executive Savings Plan (the “SESP”) and The New York Times Company Savings Restoration Plan (the “Restoration Plan”). These two unfunded non-qualified defined contribution plans are intended to supplement retirement income to certain employees whose contributions to the Company 401(k) Plan are subject to limitation under the Internal Revenue Code. The SESP was frozen effective December 31, 2013. Our executives, including certain of the named executive

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officers, historically also participated in The New York Times Company Supplemental Executive Retirement Plan (the “SERP I”) or The New York Times Company Executive Unfunded Plan II (“SERP II,” and collectively with SERP I, the “SERPs”), non-qualified defined benefit plans intended to supplement the retirement income payable under The New York Times Companies Pension Plan (the “Pension Plan”). Finally, one named executive officer participated in the Newspaper Guild of New York—The New York Times Pension Plan (the “Guild Pension Plan”). Effective December 31, 2009, the Pension Plan and the SERPs, as well as several other defined benefit plans, were frozen, and the Guild Pension Plan was frozen effective December 31, 2012. Effective December 31, 2018, the Guild Pension Plan was merged into the Pension Plan. For a further discussion of these plans, please see “—Pension Benefits” and “—Nonqualified Deferred Compensation.”
We provide certain limited perquisites to our executive officers. Perquisites provided in 2019 consisted of financial planning services to certain executive officers.
Recoupment of Compensation
The Company has a policy on recoupment of performance-based cash and equity compensation awards in the event of certain restatements of financial results arising due to an executive officer’s fraud or intentional misconduct. This policy is described above under “Board of Directors and Corporate Governance—Clawback Policy.”
Stock Ownership Guidelines
The named executive officers are subject to minimum stock ownership guidelines. These guidelines require that the Chief Executive Officer own shares of the Company’s Class A stock equal in value to five times his annual base salary, and the other named executive officers own shares of Class A stock equal in value to two times their annual base salary. These guidelines are described above under “Board of Directors and Corporate Governance—Director and Executive Stock Ownership Guidelines.”
In addition, the Company’s executive officers generally may not engage in short-term, speculative trading in Company stock, including hedging or other derivative transactions, hold Company stock in a margin account or pledge Company stock as collateral for a loan.
Tax Matters
The Internal Revenue Code limits the deductibility for the Company’s income tax purposes of compensation in excess of $1 million per year paid to “covered employees” (generally, the executive officers named in the “Summary Compensation Table”). Prior to the tax legislation enacted at the end of 2017, performance-based compensation meeting specified requirements, was exempt from this deduction limit. Beginning in 2018, however, pursuant to the new tax legislation, the performance-based compensation exemption is no longer available and, accordingly, compensation in excess of $1 million per year paid to “covered employees,” including any compensation paid pursuant to 2019 annual incentive compensation and 2019-2021 performance awards granted by the Committee in February 2019, is not deductible for income tax purposes.
Stockholder Advisory Vote on Executive Compensation and Stockholder Outreach
At our 2019 Annual Meeting, we held an advisory vote on executive compensation (“say-on-pay” vote). Under our Certificate of Incorporation, the say-on-pay vote is an item on which our Class B stockholders vote, and the Class B stockholders overwhelmingly supported the say-on-pay proposal in 2019.
Although Class A stockholders are not able to vote on the say-on-pay proposal, management engages in regular outreach to representatives of significant holders of our Class A common stock to solicit their feedback on executive compensation matters.
In fall 2019, we solicited feedback from investors representing approximately 75% of our outstanding Class A common stock, and engaged with institutional investors representing over 50% of our outstanding Class A common stock on a variety of topics, including the Company’s executive compensation program. Stockholder feedback was summarized and shared with the Committee.
The Committee considers the results of the say-on-pay vote as well as the views of significant Class A stockholders in designing executive compensation.

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Summary Compensation Table
The following table provides information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers. For a complete understanding of the table, please read the footnotes that accompany the table as well as the “Compensation Discussion and Analysis.”

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark Thompson, President and Chief Executive Officer	2019	1,050,546	—	2,212,908	—	2,715,624	8,936	156,092	6,144,106
	2018	1,020,865	—	3,050,996	—	1,895,446	5,670	165,506	6,138,483
	2017	1,019,231	—	1,858,172	—	2,142,500	6,828	135,708	5,162,439
A.G. Sulzberger, Publisher, The New York Times[6]	2019	590,693		616,029		792,605	7,489	68,497	2,075,313
	2018	542,649	—	457,645	—	435,864	136	52,397	1,488,691
Roland Caputo, Executive Vice President and Chief Financial Officer[7]	2019	584,800		553,239		677,702	616,372	65,576	2,497,689
	2018	499,664	27,139	532,070	—	467,460	1,872	58,280	1,586,485
Meredith Kopit Levien, Executive Vice President and Chief Operating Officer	2019	787,909	—	737,634	—	1,455,085	3,255	128,010	3,111,893
	2018	765,649	—	1,016,976	—	1,162,519	1,688	122,147	3,068,979
	2017	704,712	—	1,560,465	—	1,107,955	1,684	82,833	3,457,649
Diane Brayton, Executive Vice President, General Counsel and Secretary	2019	562,417	—	339,313	—	632,369	43,264	64,068	1,641,431
	2018	487,677	—	406,802	—	428,992	760	53,684	1,377,915
	2017	431,731	—	185,810	—	360,241	20,466	39,808	1,038,056

1.	The fiscal year ended December 31, 2017, was a 53-week fiscal year, and the salary amounts for that year reflect an extra week of salary earned.

2.
In accordance with SEC proxy disclosure rules, included in the “Stock Awards” column for 2019 are the grant date fair values of the stock-settled portion of the 2019-2021 performance awards made during 2019.

For a discussion of the assumptions used in computing the valuations reflected in this table, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019.
The grant date fair value of the stock-settled awards is estimated for purposes of the accounting expense and may not represent the actual value of the shares that will be realized upon payout of the award at the end of the three-year performance period. For 2019, the Committee granted the stock-settled portion of the long-term performance awards based on Relative TSR effective the first day of the 2019 fiscal year (the first day of the three-year performance period), compared with 2018 and 2017, in which grants were made in mid-February. This change was intended to more closely align the grant date fair value calculated for accounting purposes with the target value of the award.
The grant date fair value of the stock-settled portion of long-term performance awards included in the table is based upon target payouts. For 2019, the grant date fair value of the maximum potential payouts of the portion of the performance awards based on adjusted operating profit (but not the portion based on Relative TSR) would be

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as follows: Mr. Thompson, $1,800,000; Mr. Sulzberger, $450,000; Mr. Caputo, $450,000; Ms. Kopit Levien, $600,000; Ms. Brayton, $276,000.
See “—Compensation Discussion and Analysis—Executive Compensation—Long-Term Incentive Compensation” for a description of the performance awards.

3.	The “Non-Equity Incentive Plan Compensation” column for 2019 reflects payments in connection with our annual incentive awards and the cash-settled portion of long-term performance awards as follows:

Name	Annual Incentive Awards (2019)	Long-Term Performance Cash Award (2017-2019 Cycle)
Mark Thompson	1,347,624	1,368,000
A.G. Sulzberger	724,205	68,400
Roland Caputo	540,902	136,800
Meredith Kopit Levien	1,040,271	414,814
Diane Brayton	495,569	136,800
Long-term performance awards for 2017-2019 also included a stock-settled component that is reflected under “Stock Awards” for 2017, the year of grant. See “—Compensation Discussion and Analysis—Executive Compensation—Long-Term Incentive Compensation” for information on the aggregate stock and cash payouts of long-term performance awards for the 2017-2019 performance cycle.

4.
The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2019 includes the aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and SERPs, as applicable, accrued during 2019 as follows: Mr. Sulzberger, $6,927; Mr. Caputo, $613,506; and Ms. Brayton, $41,882. Mr. Thompson and Ms. Kopit Levien do not participate in the Pension Plan or the SERPs.

The increases in actuarial present value are for the most part a function of the assumed discount rate and changes in mortality tables from time to time. As the pension benefit may only be paid in the form of an annuity, and not as a lump sum, a change in the present value has no impact on the amount an individual will receive. The Company froze the Pension Plan and the SERPs effective December 31, 2009, and accordingly, the anticipated future annual payments under the Pension Plan to Messrs. Sulzberger and Caputo and Ms. Brayton, and the SERP payments to Mr. Caputo and Ms. Brayton, as applicable, have not increased since that date.
The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 31, 2019, of 3.29% for the Pension Plan and 3.17% and 3.18%, respectively, for SERP I and SERP II, and a discount rate as of December 31, 2018, of 4.42% for the Pension Plan and 4.36% and 4.35% respectively, for SERP I and SERP II. For a discussion of the assumptions used in calculating the actuarial present value, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019.
The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column also includes the above-market interest credited to each named executive officer’s account for calendar year 2019 under the terms of the Restoration Plan as follows: Mr. Thompson, $8,936; Mr. Sulzberger, $562; Mr. Caputo, $2,866; Ms. Kopit Levien, $3,255; and Ms. Brayton, $1,382.
Under the terms of the Restoration Plan, participants’ accounts are credited with interest based on the yield of the Barclays Capital Long Credit Index, or a successor index. The interest rate for 2019 was 4.98%, which is considered above-market under SEC proxy disclosure rules as it is greater than 120% of the applicable federal long-term rate. Only the portion of the credited interest consisting of above-market payments is included in the above table. See “—Nonqualified Deferred Compensation” below for a discussion of the terms of the Restoration Plan. The same interest rate as applied to the Restoration Plan applied to the named executive officers’ accounts under the SESP, but for the reasons discussed below in footnote 5, this column does not reflect any portion of the interest credited to the SESP account.

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5.
The table below shows the 2019 components of the “All Other Compensation” column, which include perquisites, Company contributions to the Company 401(k) Plan and the Company credit to each named executive officer’s account under the Restoration Plan (together with the Company 401(k) Plan, the “Savings Plans”) and life insurance premiums.

Name	Perquisites[a]	Contributions to Savings Plans[b]	Life Insurance Premiums[c]
Mark Thompson	15,000	138,584	2,508
A.G. Sulzberger	—	67,130	1,367
Roland Caputo	—	64,272	1,304
Meredith Kopit Levien	15,000	111,081	1,929
Diane Brayton	—	62,811	1,257

(a)	Amounts for Mr. Thompson and Ms. Kopit Levien consist of the incremental cost to the Company of financial planning services in 2019.

(b)
Amounts represent Company matching contributions (up to Internal Revenue Service limits) with respect to named executive officers’ deferrals to the Company 401(k) Plan, a discretionary profit-sharing contribution to the Company 401(k) Plan and our credits to the named executive officers’ accounts under the Restoration Plan. See “—Nonqualified Deferred Compensation—Restoration Plan.”

(c)
We pay premiums for basic life insurance for eligible employees, including our executive officers. Coverage is equal to an employee’s annual salary, with a minimum of $20,000 and a maximum of $1 million.

The “All Other Compensation” column does not reflect credits to the accounts of Messrs. Thompson and Caputo for their participation in the SESP. The SESP was frozen effective December 31, 2013. Under the terms of the SESP, each participant’s notional account is credited with interest annually. The SESP provides that in no event may the sum of the benefits payable under the SESP and the frozen SERP I exceed the value of the SERP I benefit that the participant would have received had SERP I not been frozen as of December 31, 2009. As a result, until a SESP participant with a SERP I benefit retires, it is not possible to calculate the amount of such participant’s notional SESP account that would be actually payable to the participant, and accordingly, the Company has not reflected such notional credits in column (i). See “—Nonqualified Deferred Compensation” for a description of the SESP and for the amount credited to the accounts of Messrs. Thompson and Caputo during 2019, and in total. In addition, see “—Potential Payments Upon Termination or Change in Control” for a description of amounts payable to the named executive officers under the Pension Plan, the SERPs and the SESP, assuming a retirement on December 29, 2019, the last day of our 2019 fiscal year.

6.	Mr. Sulzberger became Publisher effective January 1, 2018.

7.
In connection with his appointment as Interim Chief Financial Officer effective March 1, 2018, Mr. Caputo received a cash bonus, calculated at the rate of $14,000 per month, for the period during which he served in this position. This cash bonus is included under column (d). Mr. Caputo was subsequently appointed Chief Financial Officer effective April 30, 2018.

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Grants of Plan-Based Awards
The table below summarizes grants of annual incentive awards and long-term performance awards to our named executive officers in 2019. The footnotes below the table provide additional detail on these awards.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)[5]
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)[1]	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mark Thompson	2/21/19[2]	78,808	1,050,779	2,101,558
	2/21/19[3]	450,000	900,000	1,800,000
	12/31/18[4]				14,879	49,598	99,196
	2/21/19[4]				15,476	30,952	61,904
	Total				30,355	80,550	161,100		2,212,908
A.G. Sulzberger	2/21/19[2]	42,351	564,682	1,129,364
	2/21/19[3]	112,500	225,000	450,000
	12/31/18[4]				2,480	8,266	16,532
	2/21/19[4]				4,901	11,177	22,354
	Total				7,381	19,443	38,886		616,029
Roland Caputo	2/21/19[2]	30,733	409,774	819,548
	2/21/19[3]	112,500	225,000	450,000
	12/31/18[4]				3,720	12,400	24,800
	2/21/19[4]				3,869	7,738	15,476
	Total				7,589	20,138	40,276		553,239
Meredith Kopit Levien	2/21/19[2]	59,106	788,084	1,576,168
	2/21/19[3]	150,000	300,000	600,000
	12/31/18[4]				4,960	16,533	33,066
	2/21/19[4]				5,159	10,317	20,634
	Total				10,119	26,850	53,700		737,634
Diane Brayton	2/21/19[2]	29,557	394,090	788,180
	2/21/19[3]	69,000	138,000	276,000
	12/31/18[4]				2,282	7,605	15,210
	2/21/19[4]				2,373	4,746	9,492
	Total				4,655	12,351	24,702		339,313

1.
The portion of the 2019-2021 performance award based on total stockholder return was approved by the Compensation Committee (for all named executive officers other than Messrs. Thompson and Sulzberger) and the full Board (for Messrs. Thompson and Sulzberger) at each of their December 2018 meetings, effective the first day of the following fiscal year. The annual incentive award, and the portion of the 2019-2021 performance award based on adjusted operating profit, were approved by the Compensation Committee (for all named executive officers other than Messrs. Thompson and Sulzberger) and the full Board (for Messrs. Thompson and Sulzberger), at each of their February 2019 meetings.

2.
Annual incentive award: Threshold, target and maximum amounts in connection with our 2019 annual incentive award program. Threshold amounts reflect the minimum amount payable under the financial component of this award. The actual amounts that were paid are included in the Summary Compensation Table under column (g) for 2019. See “—Compensation Discussion and Analysis” for a description of the targets and the level of achievement for 2019.

3.
2019-2021 performance award (cash-settled): Threshold, target and maximum amounts in connection with cash-settled performance awards for the 2019-2021 cycle. Threshold amounts reflect the minimum amount payable for

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a certain level of performance. No payment is made for performance below such enumerated level. The actual amount that will be paid will depend on cumulative adjusted operating profit over the three-year period and will range from $0 to the maximum amount, depending on performance. See “—Compensation Discussion and Analysis” for a description of the performance measure.

4.
2019-2021 performance award (stock-settled): Threshold, target and maximum amounts in connection with stock-settled performance awards for the 2019-2021 cycle. Threshold amounts reflect the minimum amount payable for a certain level of performance. No payment is made for performance below such enumerated level. The actual number of shares that will be issued will depend on two performance measures, cumulative adjusted operating profit and total stockholder return relative to companies in the Standard & Poor’s 500 Stock Index, over the three-year period. The aggregate grant date fair value of this award, as set out in column (l), is included in the Summary Compensation Table under column (e) for 2019. See “—Compensation Discussion and Analysis” for a description of the performance measures.

5.
Column (l) shows the grant date fair values of stock-settled 2019-2021 performance awards, as estimated for financial reporting purposes. The grant date fair value for the performance awards measured against the cumulative adjusted operating profit metric is calculated based on the average of the high and the low stock prices on the grant date and was $31.835. The grant date fair value for the performance awards measured against the relative total stockholder return metric is calculated on the grant date using a Monte Carlo valuation by an independent third party and was $24.75 for the December 31, 2018, grant date. In addition to the performance award granted in December 2018, Mr. Sulzberger received an additional stock-settled 2019-2021 performance award measured against the relative total stockholder return metric on February 21, 2019, which was calculated using a Monte Carlo valuation of $48.01. The reported amounts may not represent the actual value that will be realized.

Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding stock options, restricted stock units and performance awards as of December 29, 2019.

	Option Awards[1]				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested[2] (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)(j)
Mark Thompson	385,604		8.2800	11/12/2022
							338,596	10,852,002
A.G. Sulzberger							65,510	2,099,596
Roland Caputo	11,640		7.2150	2/16/2022
							72,524	2,324,394
Meredith Kopit Levien					34,042	1,091,046
							112,864	3,617,291
Diane Brayton							48,368	1,550,194

1.	Stock options have a term of ten years from the date of grant.

2.
Market value at December 27, 2019 ($32.05 per share), the last trading day of our 2019 fiscal year. Ms. Kopit Levien received a grant of restricted stock units on June 7, 2017, which vests ratably over five years from the grant date.

3.
Represents the number of shares of Class A stock subject to outstanding stock-settled 2018-2020 and 2019-2021 performance awards. The actual number of shares that will be issued will depend on two performance measures, a financial measure tied to cumulative adjusted operating profit, and total stockholder return relative to companies in the Standard & Poor’s 500 Stock Index, over the three-year period.

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4.	Market value of the shares included in column (i) at December 27, 2019 ($32.05 per share), the last trading day of our 2019 fiscal year.
Option Exercises and Stock Vested
The following table shows amounts received upon the exercise of options and vesting of restricted stock units during the fiscal year ended December 29, 2019, as well as shares of Class A stock paid out with respect to stock-settled 2017-2019 performance awards.

	Option Awards[1]		Stock Awards[2]
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Mark Thompson			177,251	6,790,790
A.G. Sulzberger			11,066	410,119
Roland Caputo	11,580	239,466	21,442	797,869
Meredith Kopit Levien			62,983	2,357,551
Diane Brayton			21,553	808,129

1.
The value realized on exercise presented in column (c) for Mr. Caputo represents the difference between the market price of Class A stock ($31.1343) on February 11, 2019, the date of exercise, and the exercise price of the options (11,580 options, $10.4550 exercise price).

2.
“Stock Awards” include, for executives, shares of Class A stock paid out in early 2020 with respect to stock-settled 2017-2019 long-term performance awards. See “—Compensation Discussion and Analysis—Long-Term Incentive Compensation.” “Stock Awards” also include shares of Class A stock delivered during 2019 upon the vesting of restricted stock units for Messrs. Thompson (2,158), Sulzberger (2,312), Caputo (3,933) and Ms. Kopit Levien (11,347). The dollar amounts presented in column (e) represent the market value of those shares of Class A stock as of the respective vesting dates.

Pension Benefits
The following table shows the number of years of credited service and the actuarial present value of accumulated benefit under the Pension Plan, SERP I and SERP II, as applicable, as of December 31, 2019, the measurement date for each plan. The present value amounts are estimates only, and do not necessarily reflect the actual amounts that will be paid to the named executive officers. Mr. Thompson and Ms. Kopit Levien do not participate in the Pension Plan, SERP I or SERP II, which were frozen effective December 31, 2009, prior to their joining the Company.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)[1] (c)	Present Value of Accumulated Benefit ($)[2] (d)	Payments During Last Fiscal Year ($) (e)
A.G. Sulzberger	Pension Plan	2	19,541	0
Roland Caputo	Pension Plan	24	1,123,660	0
	SERP I	24	1,841,937	0
Diane Brayton	Pension Plan	6	143,720	0
	SERP II	6	2,922	0

1.
Because the Pension Plan, SERP I and SERP II were frozen effective December 31, 2009, years of credited service for purposes of calculating benefits for Mr. Caputo and Ms. Brayton are determined as of that date.

Prior to its merger with the Pension Plan, the Guild Pension Plan froze accruals effective December 31, 2012. Therefore, for Mr. Sulzberger, years of credited service for purposes of calculating benefits under the Guild Pension Plan formula are determined as of that date.

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2.
The assumed retirement age used to calculate the actuarial present value of each named executive officer’s accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Mr. Caputo would be eligible to receive unreduced benefits at age 62, and Mr. Sulzberger and Ms. Brayton would each be eligible to receive unreduced benefits at age 65.

Under SERP I, Mr. Caputo would be eligible to receive unreduced benefits at age 60. Under SERP II, Ms. Brayton would be eligible to receive unreduced benefits at age 65.
For a discussion of the assumptions used in calculating the valuation, see footnote 4 to the Summary Compensation Table above and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019.
Pension Plan
The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. Employees who were hired prior to January 1, 2009, were at least 21 years old and were not covered by a collective bargaining agreement became eligible to participate in the Pension Plan after completing one year of service, during which they rendered at least 1,000 hours of service. Effective December 31, 2009, the Company froze the Pension Plan, meaning no additional benefits accrue after that date. Mr. Caputo and Ms. Brayton are participants. Mr. Sulzberger is a participant in the Pension Plan whose benefit is determined under the Guild Pension Plan formula.
Computation of Pension Plan Benefits
Previously accrued benefits are determined under a formula that provides an annuity benefit at normal retirement age (65). This amount is the sum of:

•	1 1/2% of final average earnings (as of December 31, 2008) times years of service up to 25 years (as of December 31, 2008), plus

•	5/8% of final average earnings (as of December 31, 2008) times years of service in excess of 25 years up to 40 years (as of December 31, 2008), plus

•	5/8% of final average earnings (as of December 31, 2009) times years of service after December 31, 2008, and prior to January 1, 2010;
provided no more than 40 years of service in total may be used in the formula. However, if greater, the annual annuity benefit at normal retirement age is 1.1% of final average earnings (as of December 31, 2009) times years of service (as of December 31, 2009) up to 40 years.
“Final average earnings” are based on the highest 60 consecutive calendar months of earnings during the 120 consecutive months before December 31, 2008 or December 31, 2009, as applicable. For this purpose, earnings include total earnings from base salary, annual cash bonuses, and sales commissions, if any, but are limited each year in accordance with Internal Revenue Service rules ($245,000 in 2009, the last relevant year).
Payment of Benefits
Benefits are payable at age 65 (unless the participant is eligible for early retirement and elects to commence payment before age 65). The normal payment form is a straight life annuity for unmarried participants and a subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available. A participant generally may not elect to receive retirement benefits in a single lump-sum payment. Reduced benefits are available to participants retiring after age 55 with at least five years of service (early retirement).
Guild Pension Plan Formula
Effective December 31, 2018, the Guild Pension Plan was merged into the Pension Plan. Mr. Sulzberger is a participant in the Pension Plan whose benefits are computed in accordance with the Guild Pension Plan formula described below.

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Guild Pension Plan Formula
The Guild Pension Plan formula provides benefits based on 1/10% of average monthly compensation times years of credited service. “Average monthly compensation” is based on the highest 60 consecutive calendar months of earnings during the 120 consecutive months before December 31, 2012. For this purpose, earnings include total earnings from base salary, overtime, merit increases and shift differential, if any, but are limited each year in accordance with Internal Revenue Service rules ($250,000 in 2012, the last relevant year).
Payment of Benefits
Benefits are payable at age 65 (unless the participant is eligible for early retirement and elects to commence payment before age 65). The normal payment form is a straight life annuity for unmarried participants and a joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available. A participant may elect to receive 50% of retirement benefits in a single lump-sum payment. Reduced benefits are available to participants retiring between ages 51-60 with 30 years of service, or ages 60-65 with 10 years of service.
Supplemental Executive Retirement Plan (SERP I)
SERP I is a frozen nonqualified defined benefit pension plan. Like the Pension Plan, SERP I was amended effective December 31, 2009, to discontinue future benefit accruals. Mr. Caputo is a participant in SERP I.
SERP I Benefits
SERP I retirement benefits are based on a participant’s years of service with the Company and final average earnings, both determined as of December 31, 2009. Final average earnings for purposes of SERP I are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP I benefits. A participant vests in his or her SERP I benefit upon attaining age 55 and completing 10 years of service. The normal payment form is the straight life annuity for unmarried participants and subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available, all actuarially equivalent in value. A participant generally may not elect to receive a lump-sum payment. Distributions are subject to compliance with Section 409A of the Internal Revenue Code. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under SERP I.
Normal Retirement
The annual SERP I retirement benefit payable at normal retirement age (age 65) to a participant with at least 20 years of service as of December 31, 2009 is equal to 50% of final average earnings as of December 31, 2009, minus the benefits payable under the Pension Plan at age 65. Mr. Caputo had at least 20 years of service as of December 31, 2009.
Participants with less than 20 years of service as of December 31, 2008, receive an annual SERP I retirement benefit payable at normal retirement age (age 65) equal to (i) 2.5% of final average earnings as of December 31, 2009, for each year of service as of December 31, 2008, plus (ii) 2.2% of final average earnings as of December 31, 2009, for each year of service after December 31, 2008, and prior to December 31, 2009, provided that the aggregate years of service shall not exceed 20 years of service, minus (iii) benefits under the Pension Plan at age 65.
Early Retirement
A SERP I participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant’s service and final average earnings at December 31, 2009. This benefit will not be reduced because of early commencement. However, the benefit of a SERP I participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by 1/3 of 1% for each month benefits commence prior to age 60.
Executive Unfunded Pension Plan II (SERP II)
SERP II is a frozen nonqualified defined benefit pension plan. Like the Pension Plan and SERP I, SERP II was amended effective December 31, 2009 to discontinue further benefit accruals. SERP II was designed to provide participants with the additional benefits they would have received under the Pension Plan but for the limitations on the amount of earnings that could be taken into account under that plan. The annual SERP II retirement benefit payable at normal retirement age (age 65) is equal to the excess of (a) the annual normal retirement benefit as of December 31, 2009, under the terms of the Pension Plan calculated without taking into account the annual limit under Section 401(a)(17) of the Internal Revenue Code on the amount of earnings that can be taken into account under the Pension Plan and by including in earnings the amounts deferred by the participant under the Company’s

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Deferred Executive Compensation Plan (the “DEC”), over (b) the annual normal retirement benefit as of December 31, 2009 under the terms of the Pension Plan.
Ms. Brayton is a participant in SERP II and is vested in her benefit. Under plan terms, the benefit is to be paid following the later of separation from service and attainment of age 55, and is expected to be payable in lump sum. Distributions are subject to compliance with Section 409A of the Internal Revenue Code.
Nonqualified Deferred Compensation
The following table shows Company and participant contributions, earnings and balances as of year-end under the Restoration Plan, SESP and DEC, as applicable.

Name (a)	Plan	Executive Contributions in Last FY ($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY4 ($) (e)	Aggregate Balance at Last FYE ($) (f)
Mark Thompson	Restoration Plan	0	127,373	30,649	0	672,659
	SESP	0	0	237	0	5,000
	Total	0	127,373	30,886	0	677,659
A.G. Sulzberger	Restoration Plan	0	30,769	1,919	0	46,869
	SESP	0	0	0	0	0
	Total	0	30,769	1,919	0	46,869
Roland Caputo	Restoration Plan	0	36,519	9,832	0	214,888
	SESP	0	0	13,831	0	291,591
	DEC	0	0	7,430	(6,641)	32,708
	Total	0	36,519	31,093	(6,641)	539,187
Meredith Kopit Levien	Restoration Plan	0	84,641	11,152	0	252,733
	SESP	0	0	0	0	0
	Total	0	84,641	11,152	0	252,733
Diane Brayton	Restoration Plan	0	31,993	4,737	0	106,520
	SESP	0	0	0	0	0
	Total	0	31,993	4,737	0	106,520

1.	Participants are not permitted to make contributions under the Restoration Plan or the SESP.

2.
The Company’s contributions to the named executive officers’ accounts under the Restoration Plan are included in column (i), and the portion of earnings credited to such account that are above-market earnings under SEC rules are included in column (h), of the Summary Compensation Table. See footnotes 4 and 5 to the Summary Compensation Table.

3.
Participants’ accounts under the Restoration Plan and the SESP are credited with interest on a daily basis at a rate based on the yield of the Barclays Capital Long Credit Index, or a successor index, as of the last business day in October of the preceding plan year. For 2019, the interest rate was 4.98%.

4.
The amounts included in the table for the SESP represent notional credits to the relevant named executive officer’s account during 2019 for interest and the account balances as of the end of the year. Under the terms of the SESP, in no event may the sum of the benefits payable under the SESP and the frozen SERP I exceed the value of the SERP I benefit that the participant would have received had the SERP I not been frozen as of December 31, 2009. As a result, until a SESP participant retires, it is not possible to calculate the amount of such participant’s notional SESP account that would actually be payable to the participant.

See “—Potential Payments Upon Termination or Change in Control” for a description of amounts that would have been payable to the named executive officers under the Pension Plan, SERP I and the SESP, assuming a retirement on December 29, 2019, the last day of our 2019 fiscal year. The SESP was frozen effective for plan years commencing after December 31, 2013. Mr. Sulzberger and Mss. Kopit Levien and Brayton do not participate in the SESP.

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Restoration Plan
Effective January 1, 2014, participants in the Company 401(k) Plan receive a 100% Company matching contribution on their deferrals up to 6% of earnings each pay period (up to applicable limits under the Internal Revenue Code). Under the Restoration Plan, participants, including executive officers, receive a contribution of 6% of a participant’s earnings in excess of the amount of compensation that can be taken into account under the Company 401(k) Plan.
The Company credits participants’ accounts with interest daily based on the yield of the Barclays Capital Long Credit Index, or a successor index.
Participants vest in their accounts pursuant to a five-year graded vesting schedule or, upon a change in control, death, disability, retirement or attainment of age 65 while employed, become 100% vested. Upon termination of employment, participants will receive a lump-sum payment of their vested account balances under the Restoration Plan. Distributions are subject to compliance with Section 409A of the Internal Revenue Code.
Supplemental Executive Savings Plan
Messrs. Thompson and Caputo are participants in the SESP, which was frozen effective for plan years commencing after December 31, 2013. For plan years through 2013, a SESP participant’s account was credited each year with a “supplemental contribution” equal to (i) 10% of his or her compensation for those who were SERP I participants on December 31, 2009, or (ii) 5% for those who were not SERP I participants on December 31, 2009. Effective for plan years commencing after December 31, 2013, the Company has amended the SESP to discontinue all future supplemental contributions and transition credits. No other executive may be designated as a participant in the now frozen plan.
Participants vest in their benefit upon attaining age 55 and completing 10 years of service or upon a change in control. Upon termination of employment, participants receive a lump-sum payment of their vested account balances under the SESP. Distributions are subject to compliance with Section 409A of the Internal Revenue Code.
Deferred Executive Compensation Plan
The Company maintains a Deferred Executive Compensation Plan, which allowed executives to defer portions of their salary and annual incentive and long-term performance awards. This plan, in which Mr. Caputo participates, was frozen effective January 1, 2016.

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Potential Payments Upon Termination or Change in Control
The following table sets out the compensation for the named executive officers assuming (i) a termination of the executive’s employment as a result of a termination, resignation, or death, disability or retirement; (ii) a change in control; or (iii) a termination of employment following a change in control, in all cases, as of December 29, 2019, the last day of our 2019 fiscal year. We have no employment agreements with any named executive officer that provide for severance or other guaranteed payments in the case of termination or change in control. However, certain elements of executive compensation are treated differently under various termination of employment scenarios or upon a change in control, as follows:

•
Current Compensation Components—Our current executive compensation consists primarily of a base salary and performance-based annual and long-term incentive compensation. Base salary is paid through the last day worked, regardless of the reason for termination of employment. In the case of a termination of employment due to death, disability or retirement, an executive would be entitled to prorated portions of existing annual and long-term performance awards, based on the period worked, as and when they are paid to other executives. In all other circumstances, the executive must be employed by the Company on the date of payment in order to receive payout of the applicable award. In the case of our three-year performance awards, upon the occurrence of a change in control, the performance period would be deemed to have ended upon such occurrence and payouts will be made in accordance with the performance over the shortened performance period.

•
Equity Awards—Ms. Kopit Levien holds unvested restricted stock units. In the case of a termination of employment due to death or disability, all such unvested restricted stock units would immediately vest. In all other circumstances (including retirement), restricted stock units would be forfeited upon termination. Upon the occurrence of a change in control, restricted stock units would vest if not assumed by any successor entity, and if so assumed, would vest upon a termination under certain circumstances within 12 months. Messrs. Thompson and Caputo also hold stock options granted in fiscal years prior to 2013, all of which have vested.

•	Retirement benefits (Pension Plan and SERPs)—Benefits will be paid out as described above under “—Pension Benefits.”

•
Nonqualified deferred compensation (Restoration Plan and SESP)—The Restoration Plan has a five-year graded vesting schedule. As of December 29, 2019, each named executive officer is fully vested in his or her interests under the Plan. Upon termination of employment for any reason, participants in the Restoration Plan and the SESP (or their beneficiaries, in the event of death) receive a lump-sum payment of their vested account balance, reduced, in the case of the SESP, so that the sum of the benefits payable under the SESP and SERP I do not exceed the value of the SERP I benefit that would have been received had SERP I not been frozen as of December 31, 2009. Participants’ accounts under these plans would vest upon a change in control.

The following table and footnotes quantify, for each named executive officer, the payments and benefits that would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 29, 2019, the last day of our 2019 fiscal year. Messrs. Thompson and Caputo were eligible to retire as of December 29, 2019, and accordingly, the payments and benefits to them in the case of a termination or resignation would be the same as in the case of retirement.

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Payment Upon Termination or Change in Control Table

Name	Termination ($)	Resignation ($)	Death, Disability or Retirement ($)	Change in Control[1] ($)	Termination Upon Change in Control[1] ($)
Mark Thompson
Salary	0	0	0	0	0
Annual and long-term performance awards[2]	12,437,444	12,437,444	12,437,444	3,000,000	12,437,444
Restricted stock units[3]	0	0	0	0	0
Present value of Pension Plan and SERP benefits	N/A	N/A	N/A	N/A	N/A
Nonqualified deferred compensation[5]	788,843	788,843	788,843	5,000	793,843
A.G. Sulzberger
Salary	0	0	0	0	0
Annual and long-term performance awards[2]	0	0	1,678,671	550,000	550,000
Restricted stock units[3]	0	0	0	0	0
Present value of Pension Plan and SERP benefits[4]	19,541	19,541	19,541	0	19,541
Nonqualified deferred compensation[5]	46,869	46,869	91,599	0	46,869
Roland Caputo
Salary	0	0	0	0	0
Annual and long-term performance awards[2]	1,957,132	1,957,132	1,957,132	607,260	1,957,132
Restricted stock units[3]	0	0	0	0	0
Present value of Pension Plan and SERP benefits[4]	2,965,598	2,965,598	2,965,598	0	2,965,598
Nonqualified deferred compensation[5]	581,059	581,059	581,059	0	581,059
Meredith Kopit Levien
Salary	0	0	0	0	0
Annual and long-term performance awards[2]	0	0	4,437,391	1,000,000	1,000,000
Restricted stock units[3]	0	0	1,091,046	0	1,091,046
Present value of Pension Plan and SERP benefits	N/A	N/A	N/A	N/A	N/A
Nonqualified deferred compensation[5]	252,733	252,733	341,414	0	252,733
Diane Brayton
Salary	0	0	0	0	0
Annual and long-term performance awards[2]	0	0	1,724,538	420,000	420,000
Restricted stock units[3]	0	0	0	0	0
Present value of Pension Plan and SERP benefits[4]	146,642	146,642	146,642	0	146,642
Nonqualified deferred compensation[5]	106,520	106,520	146,931	0	106,520

1.
Amounts included under “Change in Control” include the incremental compensation that the named executive officers would receive as a result of a change in control and do not include compensation under existing programs they would receive as a result of their continued employment following a change in control. Amounts included under “Termination Upon a Change in Control” include the aggregate amount the named executive officer would receive as a result of the change in control and a termination in connection therewith.

Under the 2010 Incentive Plan, upon the occurrence of a change in control, the performance period for existing long-term performance awards would be deemed to have ended and payouts would be made in

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accordance with performance over the shortened performance period. In addition, vesting of restricted stock units (which is time-based) would be accelerated to the extent that the awards are not assumed, substituted or replaced by the Company’s successor, if any, and if such restricted stock units were so assumed, substituted or replaced, their vesting would accelerate only upon a subsequent involuntary termination of employment, other than on account of death, disability, retirement, or willful and gross misconduct or willful failure to perform services, within 12 months following the change in control.
Under the Restoration Plan and the SESP, participants vest in their accounts upon a change in control.
A change in control will generally be deemed to occur:

•	if a person or group (other than defined permitted holders) obtains the right or ability to elect or designate for election at least a majority of the Board; or

•
upon the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property or any sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety; provided, however, that any such share exchange, consolidation or merger will not be a change in control if holders of the Company’s common stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

2.
The amounts shown under each column other than “Change in Control,” represent, in the case of annual and long-term awards paid in February 2020, the actual amounts paid, and in the case of long-term performance awards payable in future years, a prorated portion of the target amounts (two-thirds of target for the 2018-2020 cycle and one-third of target for the 2019-2021 cycle). Actual payouts of such ongoing long-term performance awards would be made at the end of the relevant performance period and would depend on the Company’s achievement of the applicable targets.

Under the 2010 Incentive Plan, upon the occurrence of a change in control, the performance period for existing long-term performance awards would be deemed to have ended and payouts would be made in accordance with performance over the shortened performance period. The amounts shown under the “Change in Control” column represent a prorated portion of the target amounts of long-term performance awards payable in future years (two-thirds of target for the 2018-2020 cycle and one-third of target for the 2019-2021 cycle).

3.
The amounts shown for “Restricted stock units” represent the value of restricted stock units that would become deliverable in shares, based on the Company’s closing stock price on December 27, 2019 ($32.05), the last trading day of our 2019 fiscal year. In the case of a termination of employment due to death or disability, all unvested restricted stock units held by Ms. Kopit Levien would immediately vest.

Messrs. Thompson and Caputo also hold stock options granted in fiscal years prior to 2013, all of which have vested and thus, for purposes of the table, would be unaffected by the holder’s termination and/or a change in control.

4.
The amounts shown below represent the actuarial present value of the aggregate anticipated annual payments under (a) the Pension Plan and (b) the SERP I in the case of Mr. Caputo and SERP II in the case of Ms. Brayton, assuming retirement at December 29, 2019, in each case based on the following anticipated annual payments pursuant to the terms of the Pension Plan:

A.G. Sulzberger	$2,239
Roland Caputo	184,094
Diane Brayton	14,765
Although the total present value of retirement benefits is shown in the Payment Upon Termination or Change in Control Table, lump-sum payments are generally not permitted, except in very limited circumstances. Ms. Brayton participates in the Pension Plan but is not yet eligible for retirement, and Mr. Thompson and Ms. Kopit Levien do not participate in the Pension Plan or the SERPs, which were frozen effective December 31, 2009.

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5.
The amounts shown represent the sum of the named executive officer’s vested Restoration Plan and SESP account balances. In the case of the Restoration Plan, the account balances of Messrs. Thompson and Caputo reflect a credit for 2019 through December 29, 2019, to be made in 2020. Because Mr. Sulzberger and Mss. Kopit Levien and Brayton are not yet eligible to retire, they would not be entitled to this Restoration Plan credit in the event of a termination on December 29, 2019, other than in the case of death.

SESP participants vest in their benefit upon attaining age 55 and completing 10 years of service or upon a change in control. As of December 29, 2019, Mr. Thompson had not vested in his SESP benefit. Accordingly, the amounts shown for him upon a “Change in Control” and “Termination Upon Change in Control” reflect the resulting accelerated vesting upon such assumed change in control (which would be paid out upon any termination following such change in control). Mr. Sulzberger and Mss. Kopit Levien and Brayton do not participate in the SESP, which was frozen effective December 31, 2013.

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CEO Pay Ratio
Pursuant to rules adopted by the SEC, we present below the total 2019 annual compensation of Mark Thompson, our President and Chief Executive Officer, the total 2019 annual compensation of our median compensated employee and the ratio of the total 2019 annual compensation of Mr. Thompson to that of our median compensated employee, which we refer to as our “CEO pay ratio.”

2019 Total Annual Compensation
CEO	$6,144,106
Median Employee	$156,230
Ratio	40:1

Methodology Used to Calculate the CEO Pay Ratio
In 2018, we identified our median employee using our global employee population as of October 1, 2018. We determined that, as of October 1, 2018, our employee population consisted of approximately 4,500 employees working across the globe, which included all full-time, part-time, casual and temporary workers, but excluding Mr. Thompson. Applying the de minimis exemption under the SEC rules, we excluded 139 employees from 25 countries identified below, which together comprised less than 5% of our total employee population.

Country	Employees	Country	Employees	Country	Employees
Belgium	1	India	4	Japan	6
Brazil	1	Kenya	4	Canada	7
South Korea	1	Russia	4	Singapore	9
Lebanon	1	United Arab Emirates	4	Afghanistan	10
Netherlands	1	Egypt	5	Mexico	10
Philippines	1	Germany	5	Iraq	18
South Africa	1	Italy	5	China	23
Senegal	3	Australia	6
Switzerland	3	Israel	6
We then used total 2018 taxable wages for all non-excluded employees to identify the median compensated employee. We did not make any other assumptions, adjustments, or estimates with respect to compensation. For this purpose, we did not annualize the wages of any individuals who were employed less than the full calendar year.
As permitted under the SEC rules, we have used total 2019 annual compensation data for the median employee identified by the Company in 2018, given that there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact pay ratio disclosure.
To determine the CEO pay ratio, we calculated our median employee’s total 2019 annual compensation using the same methodology we use to calculate total compensation for Mr. Thompson as it appears in the Summary Compensation Table.

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PROPOSAL NUMBER 2—ADOPTION OF THE NEW YORK TIMES COMPANY 2020 INCENTIVE COMPENSATION PLAN

Background
We currently maintain The New York Times Company 2010 Incentive Compensation Plan (the “2010 Plan”), which was originally effective as of April 27, 2010. On February 25, 2020, on the recommendation of the Compensation Committee, the Board of Directors approved The New York Times Company 2020 Incentive Compensation Plan (the “2020 Plan”), subject to stockholder approval, and accordingly, the Board of Directors directed that the 2020 Plan be submitted to the Company’s stockholders for approval at the Annual Meeting. The date on which the Company’s stockholders approve the 2020 Plan is referred to as its Effective Date.
The 2020 Plan is a new equity compensation plan for our directors, officers and other employees pursuant to which we may grant awards payable in cash or shares of Class A Stock of the Company (“Shares”). It is intended that the 2020 Plan will replace the 2010 Plan, which will terminate by its terms on April 26, 2020.
As of December 29, 2019, 3,007,422 Shares were reserved for issuance under outstanding awards under the 2010 Plan (assuming maximum performance of performance-based awards), and an additional 7,475,010 Shares remained available for further grants thereunder. (In addition, as of December 29, 2019, 8,000 Shares were reserved for issuance under outstanding awards under the 2004 Non-Employee Directors’ Stock Incentive Plan (the “Directors’ Stock Plan”), and 3,775 Shares were reserved for issuance under outstanding awards under the 1991 Executive Stock Incentive Plan (the “1991 Incentive Plan”). No further awards may be granted under the Directors’ Stock Plan or the 1991 Incentive Plan.) If the 2020 Plan is approved by our stockholders, no further awards will be granted under the 2010 Plan, but awards outstanding under the 2010 Plan will remain outstanding in accordance with their terms and the 2010 Plan.
The 2020 Plan will enable the Company to continue its compensation program, which is intended to attract, retain and reward directors, officers and other employees and link compensation to measures of the Company’s performance.
Stockholder approval of the 2020 Plan is being sought in order to meet NYSE listing requirements. If our stockholders do not approve the 2020 Plan, we will not have the ability to make equity grants under a stockholder approved equity plan after April 26, 2020. This would significantly limit our ability to grant equity awards — a vital component of our compensation program — and align the interests of our directors, officers and other employees with those of our stockholders.
Certain Key Provisions
The 2020 Plan has several provisions designed to protect the interests of stockholders and to facilitate effective corporate governance. Specifically, the 2020 Plan:

•	prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant;

•	prohibits the repricing of any stock option or stock appreciation right without stockholder approval, other than in connection with certain corporate transactions;

•
prohibits dividend-equivalent rights with respect to stock options and stock appreciation rights, and prohibits the payment of dividends and dividend equivalents with respect to unvested share-based awards;

•
requires a one-year minimum vesting schedule for awards, except that up to 5% of the Shares reserved for issuance under the 2020 Plan (subject to certain adjustments) are available for grant without regard to this requirement, and awards granted to non-employee directors on the date of an annual stockholders’ meeting satisfy this requirement if they provide for vesting at the stockholders’ meeting immediately following the grant date;

•	limits the number of share-based and the value of cash-based awards that may be granted to participants in any year;

•	imposes an aggregate limit on the value of awards that may be granted, and cash fees that may be paid, to each of our non-employee directors in any year;

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•	does not provide for automatic vesting of awards in the event of a change in control;

•	does not contain an “evergreen” share reserve, meaning that the Shares reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding shares; and

•	will be administered by an independent committee of the Board.
Determination of Shares to be Available for Issuance
If this Proposal 2 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of Shares that may be issued under the 2020 Plan will be 15,000,000 (all Share numbers are subject to adjustment in accordance with the terms of the 2020 Plan). In addition, the following Shares will be added to the Share reserve under the 2020 Plan: (i) Shares subject to outstanding awards under the 2010 Plan that are paid in cash, cancelled, forfeited, lapse or are otherwise terminated without an issuance of Shares thereunder after the Effective Date and (ii) any Shares tendered or withheld to satisfy the exercise price of an option to purchase Shares granted under the 2010 Plan or the tax withholding requirements with respect to any award granted under the 2010 Plan, to the extent tendered or withheld after the Effective Date.
The 15,000,000 Shares reserved for issuance under the 2020 Plan represents an increase of 7,524,990 Shares from the number of Shares available for awards under the 2010 Plan as of December 29, 2019. When deciding on the number of Shares to be available for awards under the 2020 Plan, the Board of Directors considered a number of factors, including the Company’s past Share usage (“burn rate”), the number of Shares needed for future awards, a dilution analysis, the current and future accounting expenses associated with the Company’s equity award practices, stated policies of shareholder advisory firms and input from our stockholders.
Dilution Analysis
As of December 29, 2019, the Company’s capital structure consisted of 166,175,271 shares of Class A and Class B common stock (collectively, “Common Stock”) outstanding. The proposed Share authorization is a request for 15,000,000 Shares to be available for awards under the 2020 Plan. As of December 29, 2019, 7,475,010 Shares were available for awards under the 2010 Plan. If the 2020 Plan is approved, no additional awards will be granted under the 2010 Plan, but awards outstanding under the 2010 Plan will remain outstanding in accordance with their terms and the 2010 Plan.
The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of Common Stock and our request for 15,000,000 Shares to be available for awards under the 2020 Plan. The 15,000,000 Shares represent 8.17% of fully diluted shares of Common Stock, including all Shares that will be authorized under the 2020 Plan, as described in the table below. The Board of Directors believes that this number of Shares under the 2020 Plan represents a reasonable amount of potential equity dilution, which will allow the Company to continue granting equity awards, and that equity awards are a vital component of our compensation program.

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Potential Overhang with 15,000,000 Shares

Stock Options Outstanding as of December 29, 2019[1]	969,128
Weighted Average Exercise Price of Stock Options Outstanding as of December 29,2019	$9.00
Weighted Average Remaining Term of Stock Options Outstanding as of December 29, 2019	2 Years
Outstanding Full Value Awards as of December 29, 2019[2]	1,364,742
Total Equity Awards Outstanding as of December 29, 2019[3]	2,333,870
Shares Available for Grant under the 2010 Plan, if the 2020 Plan is approved[4]	0
Shares Requested	15,000,000
Total Potential Overhang under the 2020 Plan[5]	17,333,870
Shares of Common Stock Outstanding as of December 29, 2019	166,175,271
Fully Diluted Shares of Common Stock[6]	183,509,141
Potential Dilution of 15,000,000 Shares as a Percentage of Fully Diluted Shares of Common Stock	8.17%

1.	Represents the number of outstanding options under all equity plans.

2.
“Full Value Awards” includes restricted stock units and performance-based restricted stock units. The 1,364,742 Full Value Awards consist of (a) 547,548 time-based restricted stock units granted to employees, (b) 685,327 performance-based restricted stock units granted to employees (assuming target performance), and (c) 131,867 time-based restricted stock units granted to non-employee directors. Depending on the applicable award terms, the number of Shares to be issued in settlement of performance-based restricted stock units varies from 0% to 200% of target, based upon achievement of the performance goals. All dividend-equivalent rights on outstanding awards to our employees are paid in cash, and all dividend-equivalent rights on outstanding awards to our non-employee directors are paid in Shares.

3.	Represents the sum of the Stock Options Outstanding as of December 29, 2019 and the Outstanding Full Value Awards as of December 29, 2019.

4.
No additional awards will be granted under the 2010 Plan if the 2020 Plan is approved, and the Shares that are not subject to awards under the 2010 Plan as of the Effective Date will not be available for issuance under the 2020 Plan. As of December 29, 2019, there were 7,475,010 Shares available for award under the 2010 Plan.

5. Represents the sum of the Total Equity Awards Outstanding as of December 29, 2019 and the Shares Requested.
6. “Fully Diluted Shares of Common Stock” consist of the Shares of Common Stock Outstanding as of December 29, 2019, plus the Total Potential Overhang under the 2020 Plan.
Burn Rate
Our burn rate for each of 2019, 2018 and 2017 was 0.31%, 0.35% and 0.51%, respectively, and our average burn rate over the last three years was 0.39%. We calculated our burn rate for each year by dividing the sum of (i) all stock options granted in the applicable year, (ii) all time-based restricted stock units granted in the applicable year, and (iii) all performance-based restricted stock units granted in the applicable year, divided by the weighted average number of shares of Common Stock outstanding for the applicable year. Because the number of Shares to be issued in settlement of performance-based restricted stock units varies from 0% to 200% of target, we have included these awards in the burn rate calculation in the year of grant, based on the target payout. All dividend-equivalent rights on outstanding awards to our employees are paid in cash, and all dividend-equivalent rights on outstanding awards to our non-employee directors are paid in Shares.
The burn rate means that we used an annual average of 0.39% of the weighted average number of shares of Common Stock outstanding for awards granted over the past three years under the 2010 Plan.

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The Board of Directors believes that the Company’s executive compensation program, and particularly the granting of equity awards, allows us to align the interests of directors of the Company and officers and other employees of the Company and its subsidiaries who are selected to receive awards with those of our stockholders. The 2020 Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain these individuals who we expect will contribute to our financial success. The Board of Directors believes that awards granted pursuant to the 2020 Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of Shares be authorized for issuance under the 2020 Plan.
Description of the 2020 Plan
The following is a brief description of the material features of the 2020 Plan. This description is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached to this proxy statement as Appendix B.
Administration. The Compensation Committee (or another committee appointed by the Company’s Board of Directors and generally consisting of persons who are non-employee directors, as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) (the “Committee”)) will administer the 2020 Plan. The Committee will have the authority to select award recipients, determine the type, size and other terms and conditions of awards, and make all other decisions and determinations as may be required under the terms of the 2020 Plan or as the Committee may deem necessary or advisable for the administration of the 2020 Plan. The Committee will be permitted to delegate to a sub-committee or to one or more officers of the Company all or any portion of its authority, to the extent consistent with applicable law, including Section 16 of the Exchange Act and the applicable NYSE rules. For grants to non-employee directors under the 2020 Plan, the Nominating & Governance Committee, which reviews and makes recommendations to the Board of Directors with respect to the compensation for non-employee directors, will continue to do so.
Eligibility. Officers and employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to be selected as award recipients. The Company and its subsidiaries have approximately 4,500 employees (including all of the Company’s officers) and nine non-employee directors. As of December 29, 2019, approximately 400 current employees and nine current non-employee directors held outstanding awards under the 2010 Plan. Because our officers and non-employee directors are eligible to receive awards under the 2020 Plan, they may be deemed to have a personal interest in the approval of this Proposal 2.
Type of Awards. The Committee is authorized to grant awards payable in either Shares or cash, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock, performance-based restricted stock units, performance-based cash awards, and dividend-equivalent rights. For purposes of the 2020 Plan, “Share-based Awards” are awards pursuant to which a participant receives, or has the opportunity to receive, Shares or cash, where the amount of cash is determined by reference to the value of a specific number of Shares, and “Cash-based Awards” are awards pursuant to which a participant receives, or has the opportunity to receive, cash, other than an award pursuant to which the amount of cash is determined by reference to the value of a specific number of Shares. Awards under the 2020 Plan may be granted alone or in combination with any other award granted under the 2020 Plan.
Terms and Conditions of Awards. The Committee will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions, any expiration date, any restrictive covenant obligations and any clawback or recoupment provisions). However, awards granted under the 2020 Plan shall be subject to the following conditions:

•	awards granted as stock options or SARs may not have an exercise price or base price, as applicable, that is less than 100% of the fair market value of the Shares on the date of grant;

•	no dividend-equivalent rights may be granted with respect to stock options or SARs;

•	dividend and dividend-equivalent rights will not be paid with respect to unvested Share-based Awards, and any amounts accruing on such awards will only be paid to the extent the awards become vested;

THE NEW YORK TIMES COMPANY - P. 66

•
awards granted under the 2020 Plan will include vesting schedules under which no portion of the award may vest in less than one year from the date of grant; provided that, (i) awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if they are granted on the date of our annual meeting of stockholders and vest on the date of our next annual meeting of stockholders following the date of grant and (ii) subject to adjustment, up to 5% of the Shares reserved for issuance under the 2020 Plan as of the Effective Date may be granted under awards that are not subject to this minimum vesting requirement;

•
the Committee has the authority to accelerate vesting in connection with a participant’s death, disability, retirement or other termination of employment, in the event of a change in control or certain other corporate transactions or events pursuant to which awards may be adjusted under the adjustment provisions of the 2020 Plan (as described below), or in other circumstances as the Committee deems appropriate.

The types of awards that may be granted under the 2020 Plan include the following:
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of Shares at an exercise price established at the date of grant. Stock options granted under the 2020 Plan, if any, will be non-qualified stock options. The exercise price of any stock option may not be less than the fair market value of a Share on the date of grant. A SAR entitles the recipient to receive, upon exercise of the SAR, an amount of cash or number of Shares having a fair market value equal to the positive difference, if any, between the fair market value of one Share on the date of exercise and the base price of the SAR (which base price shall not be less than the fair market value of a Share on the date of grant). The Committee will specify at the time an option or SAR is granted, when, and in what proportions, an option or SAR becomes vested and exercisable.
Restricted Stock and Restricted Stock Units. An award of restricted stock is an issuance of Shares that is subject to certain restrictions established by the Committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock have limited rights to the Shares until the restrictions are satisfied but may be entitled to vote the Shares and to exercise other stockholder rights. Thus, upon grant, the Shares may be included in the Company’s total number of Shares outstanding. An award of restricted stock units entitles the recipient to receive Shares (or, if determined by the Committee, a cash payment equal in value to Shares) at a later date once the holder has satisfied certain requirements. At that time, for restricted stock units payable in Shares, the Shares will be delivered and the recipient will be entitled to all stockholder rights. Thus, upon grant, the Shares covered by the restricted stock units are not considered issued and are not included in the Company’s total number of Shares outstanding until all conditions have been satisfied.
Performance-Based Awards. The Committee may grant performance-based awards, the grant, exercise, and/or settlement of which will be based upon the achievement of performance goals. Performance-based awards may be paid in cash, Shares or other awards. The performance goals may consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee will set the performance goals applicable to the performance-based awards, determine the extent to which such performance goals are achieved, and determine the amount, if any, that is payable pursuant to each performance-based award. The Committee, in its sole discretion, may, after performance-based awards have been granted, make adjustments to the performance goals applicable to performance-based awards, the amounts payable in respect of the applicable performance goals, and performance results (including, but not limited to, adjustment of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable award agreement. In establishing performance goals for performance-based awards, the Committee may use various business criteria, which may include, but is not limited to: earnings per share, adjusted earnings per share or growth in earnings per share; revenues or revenue growth, including revenue growth compared to expense growth; cash flow, free cash flow, operating cash flow, or operating cash flow margin; return on investment, return on assets, return on net assets, return on capital, return on stockholder's equity, return on invested capital, or return on sales; profitability; economic value added (as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period); operating margins, operating cash flow margins or profit margins; income or earnings before or after taxes, earnings before or after taxes, interest, depreciation and amortization; operating profit; adjusted operating profit; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives; net income (before or after taxes),

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adjusted net income, or net sales; total stockholder return, stockholder’s equity, or stock price; book value per share; cost, expense management, operating expenses, or operating expenses as a percentage of revenue; improvements in capital structure; working capital; and market share. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, affiliates, divisions, or other business units, and may include comparison to performance of a published or special index or a group of companies selected by the Committee.
Aggregate Limitation on Awards. Subject to adjustments as described in the 2020 Plan, the aggregate number of Shares that may be issued under the 2020 Plan shall not exceed 15,000,000, plus Shares subject to outstanding awards under the 2010 Plan that are paid in cash, cancelled, forfeited, lapse, or are otherwise terminated without an issuance of Shares being made after the Effective Date and Shares tendered or withheld by the Company after the Effective Date in satisfaction of the exercise price of a stock option or the tax withholding requirements of any award granted under the 2010 Plan. If and to the extent that awards granted under the 2020 Plan are paid in cash or are cancelled, forfeited, lapse or are otherwise terminated without an issuance of Shares, the Shares reserved for such awards will again be available for grants under the 2020 Plan. If the exercise price of an option to purchase Shares granted under the 2020 Plan, or the tax withholding requirements with respect to any award, is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise to be delivered pursuant to an award, or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered or withheld, if any, will be deemed issued for purposes of the 2020 Plan. If Shares are repurchased on the open market with the proceeds of the exercise price of stock options, such Shares may not again be available for issuance under the 2020 Plan.
Shares delivered under the 2020 Plan may be newly issued Shares, reacquired Shares, including Shares acquired on the market, or treasury shares. In the event of our acquisition of any company, outstanding equity grants with respect to stock of the acquired company may be assumed or replaced with awards under the 2020 Plan. Outstanding awards that are assumed or replaced by awards under the 2020 Plan in connection with an acquisition, referred to as “Substitute Awards,” will not reduce the Shares reserved for issuance under the 2020 Plan, consistent with applicable stock exchange requirements. The terms of any Substitute Award will be determined by the Committee and may include terms, including exercise prices or base prices, that are different from those otherwise described in the 2020 Plan. If the Company assumes a stockholder-approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the 2020 Plan and will not reduce the Shares reserved for issuance under the 2020 Plan.
Per Participant Limitations. The following limitations are set forth in the 2020 Plan:

•	In any calendar year, no participant may be granted any Share-based Awards (including stock options and SARs) for more than 1,000,000 Shares in the aggregate.

•
In any calendar year, no participant may be granted Cash-based Awards that are intended to be performance-based awards, with respect to which performance will be measured over a period that cannot exceed one year, that can be settled for more than $6,000,000 in the aggregate.

•
In any calendar year, no participant may be granted Cash-based Awards that are intended to be performance-based awards, with respect to which performance will be measured over a period that may exceed one year, that can be settled for more than $6,000,000 in the aggregate.

•
The maximum grant date value of Shares and cash subject to awards granted to any non-employee director during any one calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, will not exceed $600,000 in total value.

The foregoing limits do not apply to dividends or dividend-equivalent rights that accrue or are paid with respect to awards.
Adjustments. In the event of a stock dividend, spinoff, recapitalization, or stock split; combination or exchange of Shares; merger, reorganization, or consolidation; classification or change in par value; or other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee shall equitably adjust the maximum number of Shares available for issuance under the 2020 Plan, the maximum number of Shares for which any individual may receive awards in any year, the kind and number of Shares covered by outstanding awards, the kind and number of Shares issued and to be issued under the 2020 Plan, the price per Share or applicable market value of such awards, and the

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exercise price, grant price or purchase price relating to any award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
Effect of Change in Control. Unless otherwise provided pursuant to the terms of an award, if a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), (i) all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms and value by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) any performance-based awards will be deemed earned at the greater of target level and the actual performance level as of the date of the change in control with respect to all open performance periods, and will continue to be subject to time-based vesting following the change in control.
Unless the Committee determines otherwise or otherwise provided pursuant to the terms of an award, if an award is assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and a participant’s employment is terminated by us or, if applicable, the surviving corporation (or a parent or subsidiary of the surviving corporation) without cause (other than on account of disability) or by the participant for good reason, in either case, upon or within 12 months following the change in control, the participant’s outstanding awards will become fully vested as of the date of termination.
In addition, in the event of a change in control, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) determine that participants will receive a payment in settlement of outstanding awards (other than stock options and SARs) in such amount and form as may be determined by the Committee; (ii) require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or Shares as determined by the Committee, equal to the amount (if any) by which the fair market value of the Shares subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; (iii) after giving participants an opportunity to exercise all of their outstanding stock options and SARs, the Committee may terminate any or all unexercised stock options and SARs at such time as the Committee deems appropriate, and (iv) modify the terms of awards to add events, conditions or circumstances upon which vesting of such awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment will take place as of the date of the change in control or such other date as the Committee may specify. If the per Share fair market value of a Share does not exceed the per Share exercise price or base price, as applicable of a stock option or SAR, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.
Under the 2020 Plan, “change in control” means:

•
A “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than any descendant, or any spouse thereof, of Iphigene Ochs Sulzberger or any beneficiary or trustee, as the same may change from time to time, of a trust over 50% of the individual beneficiaries of which are descendants, or any spouses thereof, of Iphigene Ochs Sulzberger) will have obtained the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors; or

•
Consummation of any share exchange, consolidation or merger of the Company pursuant to which our Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of the consolidated assets of the Company and our subsidiaries substantially as an entirety to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than one of our subsidiaries; provided, however, that any such share exchange, consolidation, or merger will not be a change in control if the holders of our Common Stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction, in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation, or merger.

Restrictions on Repricing. Without obtaining stockholder approval, we may not (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or base price of such SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current Share

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price in exchange for cash or other securities. However, such stockholder approval is not required in connection with a corporate transaction involving the Company or other actions with respect to our securities, such as a stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares.
Transferability. Awards granted under the 2020 Plan are generally not transferable by a participant except to a beneficiary in the event of the participant’s death, and, if exercisable, will be exercisable during a participant’s lifetime only by the participant or the participant’s guardian or legal representative. However, the Committee may permit awards to be transferred during a participant’s lifetime to one or more of the following: (i) a participant’s spouse, children, or grandchildren, parents, grandparents, or siblings; (ii) a trust for the benefit of one or more of the participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company, or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or stockholders; or (iv) for charitable donations to a charitable organization. Any transferee will be bound by and subject to all the terms and conditions of the 2020 Plan and the award agreement.
Clawback Policy. All awards made under the 2020 Plan will be subject to the applicable provisions of the Company’s clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented and approved by the Board of Directors, as such policies may be in effect from time to time.
Amendment; Termination. The Board of Directors may amend, suspend, discontinue, or terminate the 2020 Plan, any provision of the 2020 Plan, any award granted under the 2020 Plan, or the Committee’s authority to grant awards under the 2020 Plan without stockholder approval, provided that any amendment to the 2020 Plan requiring stockholder approval pursuant to the Company’s Certificate of Incorporation or any applicable law, regulation or stock exchange rule will be subject to stockholder approval. No amendment, suspension, discontinuation or termination of the 2020 Plan or outstanding awards thereunder may materially impair the rights of a participant under any outstanding award without the participant’s consent. The Board of Directors may amend the 2020 Plan and awards in the event of changes in applicable law or regulations. Unless earlier terminated by the Board of Directors, the 2020 Plan will terminate on the day immediately preceding the tenth anniversary of the Effective Date. The Board of Directors or the Committee will also have the authority to establish separate sub-plans under the 2020 Plan with respect to participants resident in a particular jurisdiction (the terms of which will not be inconsistent with those of the 2020 Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.
U.S. Federal Income Tax Implications of the 2020 Plan
The U.S. federal income tax consequences arising with respect to awards granted under the 2020 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.
Under current law, exceptions to these general rules may arise under the following circumstances: (i) if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); and (ii) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied.
In addition, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer or any of the company’s three other most highly compensated executive officers (“covered employees”) or persons who were previously covered employees (for years after 2016). Historically, this limitation did not apply to compensation that met Internal Revenue Code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options). The performance-based compensation exemption and an exemption for the chief financial officer from Section 162(m)’s deduction limit were repealed, among other changes, effective for taxable

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years beginning after December 31, 2017. Compensation paid to our covered employees in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.
The foregoing provides only a general description of the application of current U.S. federal income tax laws to certain awards granted to U.S. taxpayers under the 2020 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2020 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
New Plan Benefits under the 2020 Plan
Future awards under the 2020 Plan generally will be granted at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2020 Plan in the future are not currently determinable.
Equity Compensation Plan Information
The following table presents information regarding our existing equity compensation plans as of December 29, 2019.

	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders
Stock-based awards	3,019,197	(1)	$9.00	(2)	7,475,010 (3)
Total	3,019,197		—		7,475,010
Equity compensation plans not approved by security holders	None		None		None

(1) Includes (i) 969,128 Shares to be issued upon the exercise of outstanding stock options granted under the 1991 Incentive Plan, the 2010 Plan and the Directors’ Stock Plan, at a weighted-average exercise price of $9.00 per share, and with a weighted-average remaining term of 2 years; (ii) 547,548 shares of Class A stock issuable upon the vesting of outstanding stock-settled restricted stock units granted under the 2010 Plan; (iii) 131,867 Shares related to stock-settled restricted stock units granted under the 2010 Plan issuable to non-employee directors upon retirement from the Board; and (iv) 1,370,654, Shares that would be issuable at maximum performance pursuant to outstanding stock-settled performance awards under the 2010 Plan. Under the terms of the performance awards, Shares are to be issued at the end of three-year performance cycles based on the Company’s achievement against specified performance targets. The Shares included in the table with respect to performance awards represent the maximum number of Shares that would be issued under these awards; assuming target performance, the number of Shares that would be issued under the outstanding performance awards is 685,327.
(2) Excludes Shares issuable upon vesting of stock-settled restricted stock units and Shares issuable pursuant to stock-settled performance awards.

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(3) Includes Shares available for future stock options to be granted under the 2010 Plan. As of December 29, 2019, the 2010 Plan had 7,475,010 Shares remaining available for issuance upon the grant, exercise or other settlement of stock-based awards. Stock options granted under the 2010 Plan must provide for an exercise price of 100% of the fair market value (as defined in the 2010 Plan) on the date of grant. The Directors’ Stock Plan terminated on April 30, 2014.
Recommendation and Vote Required
The Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:
RESOLVED, that adoption of The New York Times Company 2020 Incentive Compensation Plan described in Proposal 2 in the Company’s 2020 Proxy Statement be, and the same hereby is, ratified, confirmed and approved.
The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

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PROPOSAL NUMBER 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Public companies in the United States are required by Section 14A of the Exchange Act to provide stockholders a non-binding advisory vote to approve the compensation of the company’s named executive officers disclosed in the annual proxy statement (a “say-on-pay” vote). Under our Certificate of Incorporation, an advisory vote to approve compensation is not among the expressly enumerated items as to which the Class A stock has a vote. As a result, for the Company, the say-on-pay vote is reserved for a vote of the Class B stockholders. At the Company’s 2019 Annual Meeting, the Class B stockholders overwhelmingly supported the say-on-pay proposal. At the 2020 Annual Meeting, the Company is again providing Class B stockholders a non-binding advisory vote to approve the compensation of the Company’s named executive officers.
Say-on-Pay Vote
Executive compensation is an important matter for the Company. We structure compensation for our executive officers:

•	to drive performance through the achievement of short-term and long-term objectives;

•	to link our executives’ total compensation to the interests of our stockholders and to drive the creation of value for stockholders over the long term; and

•	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.
We believe our compensation program, as currently structured and as implemented for 2019, is strongly aligned with the long-term interests of our stockholders. We urge you to read “Compensation of Executive Officers,” including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion, beginning on page 35 of this Proxy Statement, for details on our executive compensation.
Recommendation and Vote Required
The Board of Directors recommends that the Class B stockholders vote FOR the following resolution, which will be presented at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby approved.
As an advisory vote, the result is non-binding on the Company and the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required pursuant to the Company’s By-laws for approval of this advisory proposal. Accordingly, broker non-votes will have no effect on this proposal and abstentions will have the same effect as votes against this proposal.
We expect that the next say-on-pay vote will occur at the Company’s 2021 Annual Meeting.

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PROPOSAL NUMBER 4—SELECTION OF AUDITORS

The Audit Committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 27, 2020, subject to ratification of such selection by the Class A and Class B stockholders voting together as one class.
Ernst & Young has informed us that the firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
A representative of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders. The representative will also have the opportunity to make a statement if he or she decides to do so.
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee Charter requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at its next scheduled meeting.
Audit and Other Fees
The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal years 2019 and 2018, all of which services were approved by the Audit Committee.

Service Type	Fiscal 2019	Fiscal 2018
Audit Fees	$2,753,100	$2,755,000
Audit-Related Fees	—	—
Tax Fees	195,200	52,000
All Other Fees	—	302,500
Total Fees Billed	$2,948,300	$3,109,500
Audit Fees ($2,753,100; $2,755,000). This category includes the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, consents related to documents filed with the SEC and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.
Audit-Related Fees. No audit-related fees were paid in 2019 or 2018.
Tax Fees ($195,200; $52,000). This category includes the aggregate fees billed by Ernst & Young for assistance in the preparation of tax returns, claims for refunds, tax payment planning and tax advice and planning.
All Other Fees ($0; $302,500). Other fees paid in 2018 were related to permitted consulting services.
Recommendation and Vote Required
The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:
RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 27, 2020, is hereby ratified, confirmed and approved.
The affirmative vote of a majority of the shares of Class A stock and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class, is required

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pursuant to the Company’s By-laws for approval of this resolution. As a result, abstentions will have the same effect as a vote against the proposal.

OTHER MATTERS

Stockholder Proposals for the 2021 Annual Meeting
Stockholder Proposals for Inclusion in the Proxy Materials for the 2021 Annual Meeting
Stockholders who intend to present proposals at the 2021 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 13, 2020. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2021 proxy materials.
Director Nominations or Other Stockholder Proposals for the 2021 Annual Meeting
The Company’s By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A stock, complies with certain notice procedures. Generally, any holder of Class A stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice and certain information specified in the By-laws to the Secretary of the Company not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2021 Annual Meeting under these provisions must give written notice to the Secretary, and otherwise comply with the By-law requirements, no earlier than December 23, 2020, and no later than January 22, 2021.
Certain Matters Relating to Proxy Materials
We have adopted a procedure approved by the SEC called householding. Under this procedure, certain stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these stockholders notifies us that they would like to continue to receive individual copies. This delivery method can result in meaningful cost savings for the Company. Stockholders who participate in householding will continue to receive separate proxy cards.
We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and annual report or Notice in a separate envelope, as applicable, to a stockholder at a shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Proxy Statement, Annual Report or Notice in a separate envelope either now or in the future, please contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are currently receiving separate copies and wish to receive only one copy of future proxy materials for your household, in one envelope, please contact Broadridge at the above phone number or address.
By Order of the Board of Directors.
DIANE BRAYTON
Executive Vice President, General Counsel and Secretary
New York, NY
March 13, 2020

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APPENDIX A—COMPUTATION OF ADJUSTED OPERATING PROFIT

The following provides additional information on the computation of adjusted operating profit used to determine executive compensation paid in connection with the 2019 annual incentive award and the long-term performance award for 2017-2019. Adjusted operating profit is a non-GAAP financial measure.
Adjusted operating profit is defined as (i) revenues less (ii) total operating costs (excluding depreciation and amortization, severance and multiemployer pension plan withdrawal costs), adjusted to exclude the effect of acquisitions and dispositions. The Committee believes that adjusted operating profit is a useful measure of our performance for compensation purposes because it facilitates comparisons with historical operating performance on a consistent basis. In addition, adjusted operating profit is a measure often used by investors, analysts and others to assess Company performance, and serves to align the interests of our executives and our stockholders.
2019 Annual Incentive Award
The following table shows the computation of adjusted operating profit for our 2019 fiscal year, as defined above, for purposes of the financial component of the 2019 annual incentive compensation.

(in thousands)
Total revenues	$1,812,184

Total operating costs	1,634,639
Less:
Depreciation and amortization	60,661
Severance	3,979
Multiemployer pension plan withdrawal costs	6,183
Adjusted operating costs excluding depreciation and amortization, severance and multiemployer pension plan withdrawal costs	1,563,816
Adjusted operating profit (as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019)	248,368

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2017-2019 Long-Term Performance Award
The following table shows the computation of adjusted operating profit for the 2017-2019 fiscal years, as defined above, for purposes of the adjusted operating profit component of the 2017-2019 long-term performance awards.

(in thousands)	2017	2018	2019	Cumulative
Total revenues	$1,675,639	$1,748,598	$1,812,184	$5,236,421

Total operating costs	1,493,278	1,558,778	1,634,639	4,686,695
Less:
Depreciation and amortization	61,871	59,011	60,661	181,543
Severance	23,949	6,736	3,979	34,664
Multiemployer pension plan withdrawal costs	6,599	7,002	6,183	19,784
Adjusted operating costs excluding depreciation and amortization, severance and multiemployer pension plan withdrawal costs	1,400,859	1,486,029	1,563,816	4,450,704
Adjusted operating profit (as reported in the Company’s Annual Report on Form 10-K for the applicable fiscal year)	274,780	262,569	248,368	785,717
Pre-approved adjustments:
Impact of changes in accounting principles	9,700	9,333	7,632	26,665
Additional negative discretionary adjustments approved by Compensation Committee to exclude the effect of various items	(9,100)	—	—	(9,100)
Adjusted operating profit	$275,380	$271,902	$256,000	$803,282

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APPENDIX B—THE NEW YORK TIMES COMPANY 2020 INCENTIVE COMPENSATION PLAN

THE NEW YORK TIMES COMPANY
2020 INCENTIVE COMPENSATION PLAN
(Effective as of the Effective Date)

1.	Purpose of the Plan
The purpose of this 2020 Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, and other employees of the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to replace the Company’s 2010 Incentive Compensation Plan, as amended (the “2010 Plan”), provided that awards outstanding under the 2010 Plan as of the Effective Date shall remain outstanding in accordance with their terms.

2.	Definitions
Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.
2.1.“Award” means a Cash-Based Award or a Share-Based Award.
2.2. “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.
2.3.“Board” means the Board of Directors of the Company.
2.4.“Cash-Based Award” means a compensatory award granted under the Plan pursuant to which a Participant receives, or has the opportunity to receive, cash, other than an award pursuant to which the amount of cash is determined by reference to the value of a specific number of Shares.
2.5.“Cause” means, unless the Committee provides otherwise with respect to an Award, (i) willful and gross misconduct, (ii) conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or dishonesty or a felony, (iii) material breach of any non-competition, non-solicitation, or confidentiality agreement with the Company or any Subsidiary, (iv) willful failure to substantially perform the Participant’s duties (other than such failure resulting from the Participant’s Disability) that is not cured within 30 days after the Participant is provided notice of such failure, or (v) willful and material violation of the Company’s code of conduct or any analogous code of ethics or similar policy in effect from time to time.
2.6.“Change in Control” means:
(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than any descendant (or any spouse thereof) of Iphigene Ochs Sulzberger or any beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the individual beneficiaries of which are descendants (or any spouses thereof) of Iphigene Ochs Sulzberger) shall have obtained the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board; or
(b)consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than one of the Subsidiaries; provided, however, that any such share exchange, consolidation or merger will not be a

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Change in Control if holders of the Common Stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.
Notwithstanding anything to the contrary herein, solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A, a Change in Control shall not be deemed to occur under this Plan unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), or any successor provision, and in the event such Change in Control does not constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A will occur pursuant to the terms of the applicable Award without regard to the Change in Control. For the avoidance of doubt, the immediately preceding sentence will not apply for the purpose of determining the vesting of any Award upon a Change in Control.
2.7.“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.
2.8.“Code Section 409A” means Section 409A of the Code, including regulations thereunder and successor provisions and regulations thereto.
2.9.“Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan or any part thereof, or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.
2.10.“Common Stock” means the Class A and Class B Common Stock of the Company, or such other class or classes of capital stock of the Company that shall have the right to vote in the election of Board members.
2.11.“Company” means The New York Times Company, a corporation organized under the laws of the State of New York.
2.12.“Disability” means, unless the Committee provides otherwise with respect to an Award, a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
2.13.“Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to a Share-Based Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.
2.14.“Effective Date” means the date the Plan is approved by the Company’s stockholders.
2.15.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16.“Fair Market Value” means, with respect to the Shares, the average of the highest and lowest sale price for the Shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange (or such other national securities exchange on which the Shares may be listed at the time of determination, and if the Shares are listed on more than one exchange, then the one located in New York, or if the Shares are listed on the Nasdaq stock market, then on such exchange) on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.
2.17. “Good Reason” means, unless the Committee provides otherwise with respect to an Award, any of the following actions by the Company: (a) a material reduction in the Participant’s base salary or base pay, as applicable or (b) relocation of the Participant’s primary office to a location more than 50 miles from the then current location; provided that, Good Reason shall not occur pursuant to (a) or (b) unless the Participant provides written notice to the Company of the existence of Good Reason within 90 days of the date of the initial existence of the Good

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Reason condition, the Company does not remedy the condition within 30 days of receipt of such written notice, and the Participant terminates employment within 30 days following the end of the 30 day cure period.
2.18.“Non-Employee Director” means a member of the Board who is not employed by the Company or any Subsidiary.
2.19.“Participant” means any employee or director who has been granted an Award under the Plan.
2.20.“Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act.
2.21.“Retirement” means (i) retirement from employment with the Company and its Subsidiaries at any time after the Participant reaches age 55 and attains five years of service, or (ii) as otherwise may be specified under the terms of a particular Award hereunder.
2.22.“Share-Based Award” means a compensatory award granted under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares, or receives, or has the opportunity to receive, cash, where the amount of cash is determined by reference to the value of a specific number of Shares. Share-Based Awards shall include, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, and performance stock units.
2.23.“Shares” means shares of Class A Common Stock of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.
2.24.“Subsidiary” means: (a) any entity in which the Company owns at least 50% of the equity interests; and (b) any entity that is, either directly or through one or more intermediaries, controlled by the Company, as determined by the Committee.

3.	Administration
3.1.     Committee. A Committee appointed by the Board, all of whom shall be Non-Employee Directors, shall administer the Plan. At any time that a member of the Committee is not a Qualified Member, any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time confer upon it. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.
3.2.     Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:
(a)adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(b)correct any defect or supply any omission or reconcile any inconsistency in the Plan, construe and interpret the Plan, any Award, any rules and regulations hereunder, or other instrument hereunder, and correct any defect or inconsistency with the terms of the Plan with respect to any Award hereunder;
(c)make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and
(d)make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

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3.3.     Delegation by Committee. The Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to a sub-committee or to one or more officers of the Company, all or any portion of its authority, to the extent consistent with applicable law, including Section 16 of the Exchange Act and the applicable rules of any stock exchange. Any such allocation or delegation may be revoked by the Committee at any time.
3.4.     Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accounting firm, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Awards
4.1.     Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (a) individuals who are employees (including officers) of the Company or any Subsidiary and (b) Non-Employee Directors. Notwithstanding the foregoing, employees of Subsidiaries in which the Company owns, directly or indirectly, less than 50% of the equity interests are eligible to receive an Award only to the extent that such Award is based upon legitimate business criteria, to the extent required by Code Section 409A.
4.2.     Type of Awards. The Committee shall have the discretion to determine the type of Award to be granted to a Participant. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements.
4.3.     Terms and Conditions of Awards.
(a)Generally. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate, subject to Section 6), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, any expiration date, any restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and any clawback or recoupment provisions), based in each case on such considerations as the Committee shall determine. The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.
(b)Notwithstanding the foregoing in Section 4.3(a), the following conditions shall apply to Awards under the Plan:
(i)the price per Share at which Shares may be purchased upon the exercise of a stock option shall not be less than 100% of the Fair Market Value per Share on the date of grant of such stock option;
(ii)with respect to stock appreciation rights, the price per Share from which stock appreciation is measured shall not be less than 100% of the Fair Market Value of such Share on the date of grant of the stock appreciation right;
(iii)Dividend-Equivalent Rights shall not be granted with respect to stock options or stock appreciation rights;
(iv)Dividends and Dividend-Equivalent Rights shall not be paid with respect to unvested Share-Based Awards, and any amounts accruing with respect to such Awards will only be paid to the extent such Awards become vested;

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(v)Awards granted under the Plan shall include vesting schedules under which no portion of an Award may vest in less than one year from the date of grant; provided however that, (A) for purposes of Awards granted to Non-Employee Directors, such Awards shall be deemed to satisfy this minimum vesting requirement if such Awards are granted on the date of the Company’s annual meeting of shareholders and vest on the date of the Company’s next annual meeting of shareholders following the date of grant, and (B) subject to any adjustments made in accordance with Section 7 below, up to 5% of Shares reserved for issuance under the Plan as of the Effective Date may be granted without regard to this minimum vesting requirement; and
(vi)The Committee shall have the authority to accelerate vesting in connection with a Participant’s death, Disability, Retirement, or other termination of employment, in the event of a Change in Control or a corporate transaction or event described in Section 7, or in other circumstances as the Committee deems appropriate.
4.4.     Option Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transactions), the Company may not, without obtaining shareholder approval, (a) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or base price of such stock appreciation rights, (b) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or stock appreciation rights, or (c) cancel outstanding stock options or stock appreciation rights with an exercise price or base price, as applicable, above the current Share price in exchange for cash or other securities.
4.5.     Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.
4.6.     Award Notice. The Committee shall cause each Participant to be notified of each Award hereunder and the terms thereof pursuant to such means as the Committee may determine. The Committee may, but shall not be obligated to, require that a Participant enter into an agreement evidencing any Award hereunder.

5.	Performance Awards
5.1.     Performance Awards. This Section 5 shall apply to Awards designated as “Performance Awards” by the Committee. The grant, exercise, and/or settlement of a Performance Award shall be based upon the achievement of performance goals as described in this Section 5.
5.2.     Performance Goals. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
5.3.     Business Criteria. In establishing performance goals for Performance Awards, the Committee may use business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, affiliates, divisions, or other business units of the Company (where the criteria are applicable), which may include, but shall not be limited to, the following:

(i)	earnings per share, adjusted earnings per share, or growth in earnings per share;

(ii)	revenues or revenue growth, including revenue growth compared to expense growth;

(iii)	cash flow, free cash flow, operating cash flow, or operating cash flow margin;

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(iv)	return on investment, return on assets, return on net assets, return on capital, return on stockholder’s equity, return on invested capital, or return on sales;

(v)	profitability;

(vi)	economic value added, as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period;

(vii)	operating margins, operating cash flow margins or profit margins;

(viii)
income or earnings before or after taxes; earnings before or after taxes, interest, depreciation and amortization; operating profit; adjusted operating profit; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives; net income (before or after taxes); adjusted net income, or net sales;

(ix)	total stockholder return, stockholders’ equity, or stock price;

(x)	book value per share;

(xi)	costs, expense management, operating expenses, or operating expenses as a percentage of revenue;

(xii)	improvements in capital structure; working capital;

(xiii)	market share; and

(xiv)
any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

5.4.     Committee Determinations; Settlement of Performance Awards; Other Terms. The Committee shall establish the performance goals applicable to Performance Awards, determine the extent to which such performance goals are achieved, and determine the amount, if any, payable pursuant to each Performance Award. The Committee, in its sole discretion, may make adjustments to the performance goals applicable to Performance Awards, the amounts payable in respect of the applicable performance goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable Award. Settlement of Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

6.	Limitations on Awards
6.1.     Aggregate Number of Shares Available for Awards. Subject to Section 7, the aggregate number of Shares issued to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall not exceed 15,000,000. In addition, and subject to Section 7, the following Shares shall be added to the share reserve under the Plan: (a) Shares subject to outstanding awards under the 2010 Plan that are paid in cash, cancelled, forfeited, lapse or are otherwise terminated without an issuance of Shares being made thereunder after the Effective Date and (b) if after the Effective Date, the exercise price of an option to purchase Shares granted under the 2010 Plan or the tax withholding requirements with respect to any award granted under the 2010 Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise to be delivered pursuant to such Award, such tendered or withheld Shares. If the exercise price of an option to purchase Shares granted under the Plan, or the tax withholding requirements with respect to any Award, is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise to be delivered pursuant to such Award, or if a stock appreciation right is exercised, only the number of Shares issued, net of the Shares tendered or withheld, if any, will be deemed issued for purposes of this Section 6.1. Any Shares underlying any Award under the Plan that is paid in cash, cancelled, forfeited, lapses or is otherwise terminated without an issuance of Shares being made thereunder will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan. If Shares are repurchased on the open market with the proceeds of the exercise price of stock options, such Shares may not again be made available for issuance under the Plan. Shares

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issued under the Plan may be authorized but unissued Shares or treasury Shares, including Shares purchased by the Company on the open market for purposes of the Plan or otherwise.
6.2.     Per Participant Limitations.
(a)Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted any Share-Based Awards (including, for the avoidance of doubt, stock options and stock appreciation rights) for more than 1,000,000 Shares in the aggregate. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of these limitations, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.
(b)Per Participant Limitation on Cash-Based Awards. In any calendar year, no Participant may be granted (i) Cash-Based Awards that are intended to be Performance Awards, with respect to which performance will be measured over a period that cannot exceed one year, that can be settled for more than $6,000,000 in the aggregate; and (ii) Cash-Based Awards that are intended to be Performance Awards, with respect to which performance will be measured over a period that may exceed one year, that can be settled for more than $6,000,000 in the aggregate. If the amount payable in respect of a Cash-Based Award is a function of future achievement of performance targets, then for purposes of these limitations, the value of such Award shall equal the amount that would be payable assuming maximum performance was achieved.
(c)Non-Employee Director Limitation. The maximum grant date value of Shares and cash subject to Awards granted to any Non-Employee Director during any one calendar year, taken together with any cash fees payable to such Non-Employee Director for services rendered during the calendar year, shall not exceed $600,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
(d)Dividends and Dividend-Equivalent Rights. Notwithstanding the foregoing provisions of this Section 6.2, the limitations set forth in this Section 6.2 shall not apply to any dividends or Dividend-Equivalent Rights that accrue or are paid with respect to Awards.
6.3.     Acquisitions. In connection with the acquisition of any business by the Company or any of its Subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the Shares reserved for issuance under the Plan pursuant to Section 6.1, consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described in Section 4.3(b). In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the shares reserved for issuance under the Plan pursuant to Section 6.1, subject to applicable stock exchange requirements.

7.	Adjustments
If there is any change in the number or kind of Shares outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive Awards in any year, the kind and number of Shares covered by outstanding Awards, the kind and number of Shares issued and to be issued under the Plan, and the price per Share or the applicable market value of such Awards and the exercise price, grant price or purchase price relating to any Award shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company capital stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is

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authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control of the Company, the provisions of Section 8 of the Plan shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive.

8.	Change in Control
8.1.     Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless provided otherwise pursuant to the terms of an Award, (a) all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and (b) any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods, and will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period. After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.
8.2.     Vesting Upon Certain Terminations of Employment Upon or Following a Change in Control. Unless the Committee determines otherwise or otherwise provided pursuant to the terms of an Award, if an Award is assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and a Participant’s employment or service is terminated by the Company without Cause (other than on account of Disability) or the Participant terminates employment for Good Reason, in either case upon or within 12 months following a Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination.
8.3.     Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (a) the Committee may determine that Participants shall receive a payment in settlement of outstanding Awards (other than stock options and stock appreciation rights) in such amount and form as may be determined by the Committee; (b) the Committee may require that Participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised stock options and stock appreciation rights exceeds the stock option exercise price or stock appreciation right base price; (c) after giving Participants an opportunity to exercise all of their outstanding stock options and stock appreciation rights, the Committee may terminate any or all unexercised stock options and stock appreciation rights at such time as the Committee deems appropriate; and (d) the Committee may modify the terms of Awards to add events, conditions or circumstances upon which the vesting of such Awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of a Share does not exceed the per Share stock option exercise price or stock appreciation right base price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the stock option or stock appreciation right. Similar actions to those specified in this Section 8.3 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

9.	General Provisions
9.1.     Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Shares issued under the Plan will be subject to such stop-transfer orders and other

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restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
9.2.     Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that, if and only to the extent permitted by the Committee, Awards and other rights hereunder may be transferred during the lifetime of the Participant to one or more of the following transferees (each transferee a “Permitted Assignee”) on such terms as then may be permitted by the Committee: (a) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a); (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders; or (d) for charitable donations to a charitable organization; provided that, such Permitted Assignee shall be bound by and subject to all the terms and conditions of the Plan and the Award and shall execute an agreement satisfactory to the Company evidencing such obligations. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
9.3.     No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified with respect to an applicable Award and to the extent consistent with Code Section 409A, (a) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (b) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.
9.4.     Clawback and Other Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented by the Board from time to time.
9.5.     Taxes. The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.
9.6.     Code Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Code Section 409A. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted to be consistent with the requirements of Code Section 409A to the maximum extent possible, and any payments constituting nonqualified deferred compensation subject to Code Section 409A shall only be made in a manner and upon an event permitted by Code Section 409A; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Code Section 409A, and the Company makes no representations that Awards are exempt from or comply with Code Section 409A and makes no undertakings to ensure or preclude that Code Section 409A will apply to any Awards. If an Award is subject to Code Section 409A, (a) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (b) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (c) unless the terms of an Award specify otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (d) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A. Notwithstanding

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anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Code Section 409A, if (i) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Code Section 409A (as determined in accordance with the policies and procedures adopted by the Company) and (ii) the delivery of any cash or Shares payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Code Section 409A, such cash or Shares shall be paid during the seventh calendar month that begins following the Participant’s separation from service. If the Participant dies during the six-month delay period, the amounts withheld on account of Code Section 409A shall be paid to the Participant’s Beneficiary within 30 days of the Participant’s death. The Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment.
9.7.     Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan, any provision thereof, or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders, in accordance with the Company’s Certificate of Incorporation, at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by the Company’s Certificate of Incorporation or any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Without the consent of an affected Participant, no amendment, suspension, discontinuation, or termination of the Plan may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Unless the Plan is terminated earlier by the Board, the Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. For the avoidance of doubt, any action taken by the Committee pursuant to Section 7 or Section 8 shall not be treated as an action described in this Section 9.7. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan and Awards in such manner as it deems appropriate in the event of a change in applicable law or regulations. The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.
9.8.    No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.
9.9.     Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
9.10.     Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
9.11.     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
9.12.     Successors and Assigns. The Plan and Awards may be assigned by the Company to any successor to the Company’s business. The Plan and any Awards shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the

THE NEW YORK TIMES COMPANY - P. B-10

executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
9.13.    Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
9.14.     Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

THE NEW YORK TIMES COMPANY - P. B-11

445 podcast episodes
39 TV episodes
3,900 videos
193,929 photos
59,995 articles

2m

"The Daily" had more than 2 million daily downloads.

We have **1,700** employees in our newsroom.

1b

"The Daily" surpassed 1 billion total downloads.

159

We sent journalists to 159 countries to cover the world in 2019.

17% of our digital-only news subscriptions are international (non-U.S.).

The New York Times Company

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2020. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

620 EIGHTH AVENUE NEW YORK, NY 10018 ATTENTION: CORPORATE SECRETARY
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Class A Nominees:
01) Robert E. Denham
02) Rachel Glaser
03) John W. Rogers, Jr.
04) Rebecca Van Dyck

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Adoption of The New York Times Company 2020 Incentive Compensation Plan					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
4.	Ratification of the selection of Ernst & Young LLP as auditors for fiscal year ending December 27, 2020					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 22, 2020
9:00 a.m. Eastern Time

The New York Times Building
620 Eighth Avenue, 15th Floor
New York, New York 10018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 22, 2020: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 22, 2020

The undersigned hereby appoints Mark Thompson and Diane Brayton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS A COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on April 22, 2020, at The New York Times Building, 620 Eighth Avenue, 15th Floor, New York, NY 10018, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of directors, FOR proposal 2 and FOR proposal 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be dated and signed on reverse side.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2020. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

620 EIGHTH AVENUE NEW YORK, NY 10018 ATTENTION: CORPORATE SECRETARY
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Class B Nominees:
	01) Amanpal S. Bhutani	05) A.G. Sulzberger
	02) Hays N. Golden	06) Arthur Sulzberger, Jr.
	03) Brian P. McAndrews	07) Mark Thompson
	04) David Perpich	08) Doreen Toben

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Adoption of The New York Times Company 2020 Incentive Compensation Plan					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
3.	Advisory vote to approve executive compensation					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
4.	Ratification of the selection of Ernst & Young LLP as auditors for fiscal year ending December 27, 2020					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 22, 2020
9:00 a.m. Eastern Time

The New York Times Building
620 Eighth Avenue, 15th Floor
New York, New York 10018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 22, 2020: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 22, 2020

The undersigned hereby appoints Mark Thompson and Diane Brayton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS B COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on April 22, 2020, at The New York Times Building, 620 Eighth Avenue, 15th Floor, New York, NY 10018, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be dated and signed on reverse side.